Exhibit 99.1

MORTGAGE LOAN PURCHASE AGREEMENT

                    This Mortgage Loan Purchase Agreement, dated as of March 1, 2005 (the “Agreement”), is entered into between Wachovia Bank, National Association (the “Seller”) and Wachovia Commercial Mortgage Securities, Inc. (the “Purchaser”).

                    The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A.  The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the “Other Mortgage Loans”), into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”).  One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund.  The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2005, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Allied Capital Corporation, as special servicer (the “Special Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein (including the Schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

                    Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                    SECTION 1.     Agreement to Purchase.

          The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule.  The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof.  The Mortgage Loans are expected to have an aggregate principal balance of $1,724,818,243 (the “Wachovia Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.  The Wachovia Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $2,723,531,640 (subject to a variance of plus or minus 5.0%).  The purchase and sale of the Mortgage Loans shall take place March 30, 2005, or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”).  The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i) 100.63% of the Wachovia Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $7,617,191, which amount represents the amount of interest accrued on the Wachovia Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

                    The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

                    SECTION 2.      Conveyance of Mortgage Loans.

                    (a)          Effective as of the Closing Date, subject only to receipt of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds.

                    (b)          The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date).  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

                    (c)          No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”).  All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date.  Each Mortgage File shall contain the following documents:

          (i)         the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17” or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii)       an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii)     an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

(iv) an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of

Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17”, or in blank;

          (v)      an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of, “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17”, or in blank;

          (vi)     originals or copies of any modification, consolidation, assumption, and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

          (vii)    the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

        (viii)    any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17, as assignee”, or in blank;

(ix) an original or copy of (a) any Ground Lease, Memorandum of Ground Lease and ground lessor estoppel, (b) any loan guaranty or indemnity and (c) any environmental insurance policy;

(x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and

     (xiv)      with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided.

                    (d)          The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement.  Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.  The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(c) hereof and filing any assignments of UCC Financing Statements described in the proviso in the third to last sentence in Section 2.01(d) of the Pooling and Servicing Agreement.

                    (e)          All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

                    (f)          The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

                    SECTION 3.      Representations, Warranties and Covenants of Seller.

                    (a)          The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

          (i)          The Seller is a national banking association organized and validly existing and in good standing under the laws of the United States and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

          (ii)         This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

          (iii)        The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s articles of association or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

          (iv)        The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

          (v)         The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

          (vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

          (vii)       No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement; and

          (viii)     Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.  The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans.  The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser.  The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                    (b)          The Seller hereby makes the representations and warranties contained in Schedule I for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule II.

                    (c)          With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days (or, in the reasonable discretion of the Controlling Class Representative, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement).  If such exception is not so cured, the Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of “Mortgage File”, deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Seller may deliver to the Trustee, with a certified copy to the Master Servicer and Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date.  Any funds or letter of credit deposited pursuant to clauses (2) and (3) shall be held by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative has extended the cure period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain the funds or letter of credit, as applicable, or (B) in the case of clause (3), the Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Seller.

                    If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than 90 days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than 90 days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan, the interest of the Trust therein or the interests of any Certificateholder, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of actual or provable losses and any Additional Trust Fund Expenses directly resulting from any such Document Defect or Breach or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, any franchise agreement, any comfort letter and (if required) any comfort letter transfer documents (collectively, the “Core Material Documents”)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations; provided, further, with respect to Document Defects which materially and adversely affect the interests of any

Certificateholder, the interests of the Trust therein or the value of the related Mortgage Loan, other than with respect to Document Defects relating to the Core Material Documents, any applicable cure period following the initial 90-day cure period may be extended by the Master Servicer or the Special Servicer if the document involved is not needed imminently.  Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the Seller is diligently pursuing a cure).  The Seller shall cure all Document Defects, which materially and adversely affect the interests of any Certificateholder, the interests of the Trust therein or the value of the related Mortgage Loan, regardless of the document involved no later than 2 years following the Closing Date; provided that the initial 90-day cure period referenced in this paragraph may not be reduced.  For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure.  Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in clause 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

                    If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase of Mortgage Loans set forth herein.  In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

                    To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

                    If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

                    (d)          In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loans.

                    (e)          Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes.  This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 3 of this Agreement.  Nothing in this Agreement shall prohibit the Purchaser or its assigns (including the Master Servicer and/or the Special Servicer) from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce any rights set forth herein against the Seller.

                    (f)          With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under this Agreement, in accordance with Section 2.03 of the Pooling and Servicing Agreement, the Special Servicer with the consent of the Controlling Class Representative, if applicable shall notify the Seller in writing of its intention to liquidate such Defaulted Mortgage Loan or REO Property at least 45 days prior to any such action.  If (a) the Seller consents to such sale and voluntarily agrees to repurchase such Defaulted Mortgage Loan or REO Property or (b) a court of competent jurisdiction determines that the Seller is liable under this Agreement to repurchase such Defaulted Mortgage Loan or REO Property, then such Seller shall remit to the Purchaser an amount equal to the difference if any of the price of such Defaulted Mortgage Loan or REO Property as sold and the price at which the Seller would have had to repurchase such Defaulted

Mortgage Loan or REO Property under this Agreement.  The Seller shall have 10 Business Days after receipt of notice to determine whether or not to consent to such sale.  If the Seller does not consent to such sale, the Special Servicer shall contract with a Determination Party (as defined in the Pooling and Servicing Agreement) to determine whether or not such proposed sale is in accordance with the applicable Servicing Standard.  If the related Determination Party determines that such proposed sale is in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and, subsequent to such sale, a court of competent jurisdiction determines that Seller was liable under this Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms hereof, then the Seller shall remit to Purchaser an amount equal to the difference (if any) between the proceeds of the related action and the price at which the Seller would have been obligated to pay had the Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms hereof including the costs related to contracting with the related Determination Party; provided that the foregoing procedure in this Section 3(f) shall not preclude the Seller from repurchasing the Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the other provisions of this Section 3 (excluding this subsection (f)).  If the related Determination Party determines that the sale of the related Defaulted Mortgage Loan or REO Property is not in accordance with the Servicing Standards and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and the Special Servicer subsequently sells such Mortgage Loan or REO Property, then the Seller will not be liable for any such difference (nor any cost of contracting with the Determination Party).

                    (g)          Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of Schedule I, then the Purchaser shall direct the Seller in writing to wire transfer to the Master Servicer for deposit into the Certificate Account, within 90 days of the Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf that are the basis of such Breach.  Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

                    SECTION 4.      Representations and Warranties of the Purchaser.  In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

                    (a)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.  The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

                    (b)          This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                    (c)          Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

                    (d)          None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s articles of association or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

                    (e)          Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

                    (f)          There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform under the terms of this Agreement.

                    (g)          The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                    SECTION 5.      Closing.  The closing of the sale of the Mortgage Loans (the “ Closing”) shall be held at the offices of Dechert LLP, Charlotte, North Carolina on the Closing Date.

                    The Closing shall be subject to each of the following conditions:

                    (a)          All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                    (b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                    (c)          The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

                    (d)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                    (e)          The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

                    (f)          A letter shall have been received from the independent accounting firm of KPMG LLP or Ernst & Young LLP, as applicable, in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus and Prospectus Supplement, respectively.

                    Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                    SECTION 6.      Closing Documents.  The Closing Documents shall consist of the following:

                    (a)          This Agreement duly executed by the Purchaser and the Seller;

                    (b)          A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that:  (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

                    (c)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

                    (d)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.  The “Specified Portions” of the Prospectus Supplement shall consist of Annex A thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A) and the following sections of the Prospectus Supplement (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement):  “The Parties—The Mortgage Loan Sellers,” “The Mortgage Loans,” “Risk Factors—The Mortgage Loans,” and “Description of the Mortgage Pool—General,” “—Mortgage Loan History,” “—Certain Terms and Conditions of the Mortgage Loans,” “—Assessments of Property Condition,” “—Co-Lender Loans,” “—Additional Mortgage Loan Information,” “—Twenty Largest Mortgage Loans,” “—The Mortgage Loan Sellers,” “—Underwriting Standards,” and “—Representations and Warranties; Repurchases and Substitutions.”  The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement and the second and third paragraphs on page “iv” of the Memorandum.

                    (e)          The resolutions of the requisite committee of the Seller’s board of directors authorizing the Seller’s entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and an original or copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency not earlier than sixty (60) days prior to the Closing Date;

                    (f)          A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchasers and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

                    (g)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

                    SECTION 7.      Indemnification.

                    (a)          The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchasers, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchaser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing, (B) any items similar to Computational Materials or ABS Term Sheets forwarded by the Seller to the Initial Purchasers, or in any revision or amendment of or supplement to any of the foregoing or (C) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B) and (C) above being defined as the “Disclosure Material”), or (ii) arise out of or are based upon the omission or alleged omission to state therein  (in the case of Computational Materials and ABS Term Sheets, when read in conjunction with the Prospectus Supplement, in the case of items similar to Computational Materials and ABS Term Sheets, when read in conjunction with the Memorandum, and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (C) above, when read in conjunction with the Memorandum) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to the Disclosure Material described in clauses (A) and (B) of the definition thereof, only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement and the Preliminary

Prospectus Supplement, including without limitation Annex A thereto, the Memorandum, the Diskette, any Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of each of the Prospectus Supplement, the Preliminary Prospectus Supplement and the Memorandum, (III) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchasers by the Seller; provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement or the Preliminary Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans.  Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or Initial Purchaser (or to the benefit of any person controlling such Underwriter or Initial Purchaser) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum (in either case, as corrected or amended, if applicable), as applicable, and (y) a copy of the Prospectus or Memorandum (in either case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the written confirmation of the sale of such Certificates to such person, and (z) such Underwriter or Initial Purchaser received electronically or in writing notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the written confirmation of such sale.  The Seller shall, subject to clause (c) below, reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity will be in addition to any liability which the Seller may otherwise have.

                    (b)          For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-120922 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus dated March 18, 2005, as supplemented by the prospectus supplement dated March 18, 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the prospectus supplement dated March 4, 2005, relating to the Registered Certificates, including all annexes thereto, as supplemented by the Supplement dated March 16, 2005; “Memorandum” shall mean the private placement memorandum dated March 18, 2005, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Computational Materials” shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”); “ABS Term Sheets” shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the “PSA Letter” and, together with the Kidder Letters, the “No-Action Letters”); “Diskette” shall mean the diskette or compact disc attached to each of the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Independent Accountants’ Report on Applying Agreed-Upon Procedures letters dated March 4, 2005, and rendered by KPMG LLP, Ernst & Young LLP or PricewaterhouseCoopers LLP, as the case may be as supplemented by the Independent Accounts’ Report on Applying Agreed-Upon Procedures letters dated March 18, 2005 (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser).

                    (c)          As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7(a) (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchasers, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).  Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

                    (d)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances).  The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchaser shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates less any damages otherwise paid by such Underwriter or Initial Purchaser with respect to such loss, liability, claim, damage or expense.  It is hereby acknowledged that the respective Underwriters’ and Initial Purchasers’ obligations under this Section 7 shall be several and not joint.  For purposes of this Section, each person, if any, who controls an Underwriter or an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

                    (e)          The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses.  If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (f)          The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchasers, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchasers, and (iii) acceptance of and payment for any of the Certificates.

                    (g)          Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchasers and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

                    SECTION 8.      Costs.  The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller’s pro rata portion of the aggregate of the following amounts (the Seller’s pro rata portion to be determined according to the percentage that the Wachovia Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance):  (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus, Term Sheet and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, the Memorandum and any related Computational Materials or ABS Term Sheets, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky” survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Purchaser, the Underwriters and the Initial Purchasers; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to the Seller’s Mortgage Loans.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                    SECTION 9.      Grant of a Security Interest.  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                    SECTION 10.      Covenants of Purchaser.  The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the final form of the Memorandum and the preliminary and final forms of the Prospectus Supplement) promptly upon any such document becoming available.

                    SECTION 11.      Notices.  All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    SECTION 12.      Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

                    SECTION 13.      Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                    SECTION 14.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

                    SECTION 15.     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE

PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                    SECTION 16.      Attorneys Fees.  If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

                    SECTION 17.      Further Assurances.  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                    SECTION 18.      Successors and Assigns.  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchasers (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.  This Agreement is enforceable by the Underwriters and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

                    SECTION 19.      Amendments.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

                    SECTION 20.      Accountants’ Letters.  The parties hereto shall cooperate with KPMG LLP, Ernst & Young LLP or PricewaterhouseCoopers LLP, as applicable, in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ CHARLES L. CULBRETH

Name:	Charles L. Culbreth
Title:	Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ WILLIAM J. COHANE

Name:	William J. Cohane
Title:	Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

SCHEDULE I

General Mortgage Representations and Warranties

                    For purposes of this Schedule I, the phrases “to the knowledge of the Seller” or “to the Seller’s knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case:  (i) at the time of the Seller’s origination or acquisition of the particular Mortgage Loan, after the Seller having conducted such inquiry and due diligence into such matters as would be customarily performed by a prudent institutional commercial or multifamily, as applicable, mortgage lender; and (ii) subsequent to such origination, the Seller having utilized monitoring practices that would be utilized by a prudent commercial or multifamily, as applicable, mortgage lender and having made prudent inquiry as to the knowledge of the servicer servicing such Mortgage Loan on its behalf.  Also, for purposes of these representations and warranties, the phrases “to the actual knowledge of the Seller” or “to the Seller’s actual knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry.  All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller.  Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the failure to take such action by, the Seller or any servicer acting on its behalf.

1.

The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date and included all of the material information required by the definition of Mortgage Loan Schedule.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan.  Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan (other than those rights to servicing and related compensation as reflected in the Mortgage Loan Schedule) free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Mortgage Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.  With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, and the Seller has no knowledge of such rights, defenses or counterclaims having been asserted.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (12) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is a Crossed Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property.  Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.	All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

In the case of each Mortgage Loan, one or more engineering assessments were performed and prepared by an independent engineering consultant firm, which visited the related Mortgaged Property not more than 12 months prior to the origination date of the related Mortgage Loan, and, except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Purchaser or its designee, the related Mortgaged Property is, to the Seller’s knowledge, relying solely on the review of such engineering assessment(s), in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan.  If an engineering report revealed any such damage or deficiencies, material deferred maintenance or other similar conditions as described in the preceding sentence either (1) an escrow of funds equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial mortgage lender would deem appropriate under the circumstances was required or a letter of credit in such amount was obtained or (2) such repairs and maintenance have been completed.  As of the date of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan.

12.

The Seller has received an ALTA lender’s title insurance policy or a comparable form of lender’s title insurance policy (or if such policy has not yet been issued, such insurance may be evidenced by escrow instructions, a “marked up” pro forma or specimen policy or title commitment, in either case, marked as binding and countersigned by the title insurer or its authorized agent at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which to the Seller’s knowledge, was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor’s fee simple interest (or, if applicable, leasehold interest) in the portion of the Mortgaged Property comprised of real estate, subject only to the Title Exceptions.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect, provides that the originator of the related Mortgage Loan, its successors or assigns is the sole named insured, and all premiums thereon have been paid.  The Seller has not done, by act or omission, and the Seller has no knowledge of, anything that would impair the coverage under such Title Insurance Policy.  Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Insurance

Policy will inure to the benefit of the Purchaser without the consent of or notice to the title insurer. Such Title Insurance Policy contains no material exclusions for, or affirmatively insures against any losses arising from (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no material encroachments of any part of the building thereon over easements and (c) that the land shown on the survey is the same as the property legally described in the Mortgage.

13.

Each Mortgaged Property was covered by (1) a fire and extended perils included within the classification “All Risk of Physical Loss” insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A-:V” (or the equivalent) by A.M. Best Company or “BBB-” (or the equivalent) from S&P or Fitch or “Baa3” (or the equivalent) from Moody’s. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  Such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Seller, all insurance coverage required under each Mortgage or related Mortgage Loan documents, is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or related Mortgage Loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with mortgagee or a third party custodian acceptable to the mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon.  To the Seller’s actual knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.  The insurance policies contain a standard mortgagee clause naming the originator of the related Mortgage Loan, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage or related Mortgage Loan documents require that the Mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor’s expense if the Mortgagor fails to do so.  Additionally, for any Mortgage Loan having an unpaid principal balance equal to or greater than $15,000,000, the Insurer has a claims paying ability rating from S&P or Fitch of not less than “A-” (or the equivalent) or A.M. Best of not less than “A-:V” (or the equivalent).

14.

(A) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraph of this Schedule I or in any paragraph of Schedule II, and (B) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and no such waiver has been granted since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Allied Capital Corporation, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Other than with respect to the Companion Loans, no related Mortgage or related Mortgage Loan Documents provides for or permits, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage or related Mortgage Loan documents.

18.

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860-G (2)(a)(3) and 1.860G-(2)(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date.  For purposes of the previous sentence, (1)  the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  The related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan and if operated in accordance with Treasury Regulations Section 1.856-6, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

19.

One or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment

Process Designation:  E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the borrower has covenanted in the Mortgage Loan documents to perform such work), (ii) the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the borrower has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier or insurance broker issuing such policy prior to the issuance of such policy.  The Mortgage Loan documents require the borrower to comply with all applicable environmental laws and each Mortgagor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such laws or has provided environmental insurance.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.	No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

22.

Each Mortgage Loan is a whole loan (except in respect to each Co-Lender Loan) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans, provide for negative amortization.  The Seller holds no preferred equity interest.

23.

Each Mortgage or related Mortgage Loan document contains a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any equity interest in the related Mortgagor, is directly or indirectly transferred, sold or pledged, other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related Borrower, transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in the Mortgagor, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control).  Each Mortgage or related Mortgage Loan documents require the Mortgagor to pay all reasonable fees and expenses associated with securing the consents or approvals described in the preceding sentence including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Allied Capital Corporation.

25.	Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor of not less than 125% of the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon defeasance permitted under the terms of such Mortgage Loan by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities”, as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loan in accordance with its terms, (d) upon substitution of a replacement property with respect to such Mortgage Loan as set forth on Schedule II below, (e) where release is conditional upon the satisfaction of certain underwriting and legal requirements which would be acceptable to a reasonably prudent commercial mortgage lender and the payment of a release price that represents at least 125% of the appraised value of such Mortgaged Property or (f) releases of unimproved out-parcels or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the security for the Mortgage Loan and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan.

27.	To the Seller’s knowledge, as of the date of origination of such Mortgage Loan, based on an opinion of counsel, an endorsement to the related title policy, a zoning letter or a zoning report, and, to the Seller’s knowledge, as of the Cut-Off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property which are not covered by title insurance.  Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Mortgaged Property.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

Each Mortgage Loan with an original principal balance over $5,000,000 requires the Mortgagor to be for at least for so long as the Mortgage Loan is outstanding and, to Seller’s actual knowledge, each Mortgagor is, a Single-Purpose Entity.  For this purpose, “Single-Purpose Entity” means a person, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person;  and (iv) holds itself out as being a legal entity, separate and apart from any other person.  With respect to each Mortgage Loan with an original principal balance over $15,000,000, the organizational documents of the related Mortgagor provide substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person.  Each such Mortgage Loan having an original principal balance of $20,000,000 or more has a counsel’s opinion regarding non-consolidation of the Mortgagor in any insolvency proceeding involving any other party.  The organizational documents of any Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member.  With respect to any such single member limited liability company, which is the Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more, the Mortgage Loan has an opinion of such Mortgagor’s counsel confirming that the law of the jurisdiction in which such single member limited liability company was organized permits such continued existence upon such bankruptcy, dissolution, liquidation or death of the sole member of the Mortgagor.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut-Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for on such Mortgage Loan (other than an ARD Loan  after the Anticipated Repayment Date) complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Mortgage Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

36.

All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith.

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property by the related Mortgagor, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.  The Mortgage Loan documents require the borrower to maintain all such licenses, permits, authorizations and franchises.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor who is a natural person accepts responsibility for fraud and/or other intentional material misrepresentation and environmental indemnity.  Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and an additional guarantor, who is a natural person, shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in paragraph (5) and upon possession of the Mortgaged Property as required under applicable state law, the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any prepayment premium and Yield Maintenance Charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note.  Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.  In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral.  The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.  Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-Off Date of the related Mortgage Loan).

47.

Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

48.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated.

49.

In the origination and servicing of the Mortgage Loan, neither Seller nor any prior holder of the Mortgage Loan participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loan.  To Seller’s knowledge, no Mortgagor or guarantor originated a Mortgage Loan.

50.

Each Mortgage or related Mortgage Loan documents require the Mortgagor upon request to provide the owner or holder of the Mortgage with quarterly (except for some Mortgage Loans with an original principal balance less than $5,000,000) and annual operating statements (or a balance sheet and statement of income and expenses, rent rolls (if there is more than one tenant) and related information, which annual financial statements for all Mortgage Loans with an outstanding principal balance greater than $20,000,000 are required to be audited by an independent certified public accountant.

51.	Each Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

52.	If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:

(a)	the Seller:

(i)

has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the “pollution conditions” (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller’s possession or are otherwise known to the Seller; or

(ii) has delivered or caused to be delivered to the insurer or its agent under such policy copies of all environmental reports in the Seller’s possession related to such Mortgaged Property;

in each case, with respect to (i) or (ii), to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Mortgagor’s ability to recover under such policy;

(b)	all premiums for such insurance have been paid;

(c)	such insurance is in full force and effect;

(d)	such insurance has a term of at least 5 years beyond the maturity date (or the Anticipated Repayment Date for ARD Loans) of such Mortgage Loan;

(e)

an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead-based paint (“LBP”) (in the case of a multifamily property built prior to 1978), asbestos-containing materials (“ACM”) (in the case of any property built prior to 1985) and radon gas (“RG”) (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then, except as otherwise described on Schedule II, (A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) such report did not recommend any action requiring the expenditure of any material funds and the related Mortgage Loan documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan; and

(f)	rights under such policy inure to the benefit of the Purchaser.

53.

Each Mortgage Loan is secured by the fee interest in the related Mortgaged Property, except with respect to loan numbers 24, 68, 100, 184, 186 and 206 listed on the Mortgage Loan Schedule, which Mortgage Loans are each secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”) (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor’s interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the “Fee Interest”) and:

(a)

Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date, and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

(b)	Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions;

(c)

The Mortgagor’s interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Cut-Off Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (or, if such consent is required, it has been obtained prior to the Cut-Off Date);

(d)

As of the Closing Date such Ground Lease is in full force and effect, and the Seller has not received notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease as of the Cut-Off Date;

(e)

Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

(f)

The mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any default under such Ground Lease (including where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease), which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the Mortgagor under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

(g)

Such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Seller, its successors or assigns) which extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

(h)

Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(i)

Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

(j)

Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

(k)

Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns.

SCHEDULE II

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation 8

Loans		Description of Exception

1 2	One & Two International Place 450 West 33rd Street

The Mortgage Loan is cross-collateralized and cross-defaulted with its related Companion Loans, which are not included in the Mortgage Pool.  In addition, each Companion Loan is secured by the same Mortgaged Property and the same mortgage securing its related Mortgage Loan.

100 149 206	Lowe’s Shopping Center-Athens, OH Walgreens-Kennesaw, GA Lowe’s-Athens, OH

The title policy does not currently contain a tax parcel endorsement, however, a non-recourse carve-out was added to the related Mortgage Loan documents, and the related Mortgagor is in the process of obtaining a separate tax parcel number for the related Mortgaged Property.

Exceptions to Representation 11

Loans		Description of Exception

16	Cadbury Schweppes	No engineering assessment was obtained with respect to the related Mortgaged Property, as the improvements are newly constructed.

Exceptions to Representation 12

Loans		Description of Exception

145	Walgreens-Austin, TX	The title policy does not contain a “same-as-survey” endorsement, as, due to jurisdictional limitations, such endorsement is not available.

Exceptions to Representation 13

Loans		Description of Exception

111	Olympia Walgreens-Sarasota (Tamiami Trail)	The related Mortgage Loan documents permit the related Mortgagor to self insure.
122	Olympia Walgreens-Temple Terrace, FL
124	Walgreens-Madison, AL
127	Olympia Walgreens-Bradenton, FL
131	Olympia Walgreens-Merritt Island, FL
133	Olympia Walgreens-Naples, FL
135	Olympia Walgreens-Lilburn, GA
137	Walgreens-Houston, TX (Westheimer Road)
140	Olympia Walgreens-Brooksville, FL
145	Walgreens-Austin, TX
149	Walgreens-Kennesaw, GA
150	Walgreens-Lawrenceville (Duluth Highway), GA
151	Olympia Walgreens-Sarasota (Bee Ridge Road)
152	Olympia Walgreens-New Smyrna Beach
153	Olympia Walgreens-Tampa, FL
154	Olympia Walgreens-Marietta, GA
155	Olympia Walgreens-Lehigh Acres, FL
156	Olympia Walgreens-Decatur, GA
157	Olympia Walgreens-Seminole, FL
158	Walgreens-Richmond Heights
160	Walgreens-Glen Burnie, MD
161	Olympia Walgreens-Ocoee, FL
163	Walgreens-Ashland, IL
167	Walgreens-Garfield Heights, OH
170	Walgreens-Hamilton, OH
175	Olympia Walgreens-Homosassa, FL
176	Walgreens-Reno
178	Olympia Walgreens-Oldsmar, FL
179	Walgreens-Columbus, OH
182	Olympia Walgreens-Lake Wales, FL
184	Walgreens-Medway, MA
186	Walgreens-Clinton, CT
187	Walgreens-Willimantic, CT
188	Walgreens-Fairborn, OH
189	Walgreens-Goldsboro, NC
196	Walgreens-Ponca City, OK
197	Walgreens-Jacksonville, AK
200	Walgreens-Newton, IA
202	Walgreens-Carlsbad, NM
204	Walgreens-Slidell, LA

Loans		Description of Exception

205	Walgreens-Edgewood, NM
207	Walgreens-Covington, TN
210	Walgreens-Spring, TX
218	Olympia Applebees-Lithia Springs, GA
219	Cole Walgreens-Lawrence, KA
223	Cole Walgreens-Cahokia, IL
224	Cole Walgreens-Cleveland, OH
225	Cole Walgreens-Houston, TX (Almeda)

Exceptions to Representation 23

Loans		Description of Exception

12	Cabrillo Palisades

The Mortgage Loan documents and an intercreditor agreement permit a pre-approved transfer to the related mezzanine lender of certain equity interests in the related Mortgagor, which interests have been pledged as security for the mezzanine debt.

16 18	Cadbury Schweppes Choice Center	Shares of Capital Lease, LP, the sole member of the related Mortgagor, are freely transferable without the consent of the mortgagee.

41 82 90 105	Residence Inn #1-Las Vegas, NV Residence Inn #1-Santa Fe, NM Residence Inn #1-Placentia, CA Residence Inn #1-Birmingham, AL	Shares in Apple Hospitality Two, Inc., an equity owner of the related Mortgagor, may be offered without regard to the limitations set forth in the Mortgage.
108	Residence Inn #1-Akron, OH
118	Residence Inn #1-Danvers, MA
136	Residence Inn #1-Bossier City, LA
141	Residence Inn #1-Kalamazoo, MI
162	Residence Inn #1-Jackson, MS
193	Residence Inn #1-Memphis, TN

63	The Riviera Apartments	The related Mortgage Loan documents permit 3 specific pre-approved tenant-in-common transfers.
94	The University Villa Apartments

Exceptions to Representation 26

Loans		Description of Exception

41	Residence Inn #1-Las Vegas, NV	The related Mortgage Loan documents permit partial defeasance with a defeasance deposit of 120% of the allocated loan amount.
82	Residence Inn #1-Santa Fe, NM
90	Residence Inn #1-Placentia, CA
105	Residence Inn #1-Birmingham, AL
108	Residence Inn #1-Akron, OH
118	Residence Inn #1-Danvers, MA
136	Residence Inn #1-Bossier City, LA
162	Residence Inn #1-Jackson, MS

41	Residence Inn #1-Las Vegas, NV

The related Mortgage Loan documents permit partial release upon satisfaction of certain conditions, including the payment of premium equal to 20% of the related principal balance to be held by the mortgagee as additional collateral for the remaining Mortgage Loans.

82	Residence Inn #1-Santa Fe, NM
90	Residence Inn #1-Placentia, CA
105	Residence Inn #1-Birmingham, AL
108	Residence Inn #1-Akron, OH
118	Residence Inn #1-Danvers, MA
136	Residence Inn #1-Bossier City, LA
162	Residence Inn #1-Jackson, MS

41	Residence Inn #1-Las Vegas, NV	The Mortgage Loan permits substitution of the related Mortgaged Property subject to the conditions set forth in Section 1.13 of the related Mortgage.
82	Residence Inn #1-Santa Fe, NM
90	Residence Inn #1-Placentia, CA
105	Residence Inn #1-Birmingham, AL
108	Residence Inn #1-Akron, OH
118	Residence Inn #1-Danvers, MA
136	Residence Inn #1-Bossier City, LA
141	Residence Inn #1-Kalamazoo, MI
162	Residence Inn #1-Jackson, MS
193	Residence Inn #1-Memphis, TN

Loans		Description of Exception

93	Olympia Retail Plaza-Dunedin, FL	The Mortgage Loan permits substitution of the related Mortgaged Property subject to the conditions set forth in Section 1.13 of the related Mortgage.
101	Olympia-Temple Terrace Publix Shopping Center
111	Olympia Walgreens-Sarasota (Tamiami Trail)
122	Olympia Walgreens-Temple Terrace, FL
127	Olympia Walgreens-Bradenton, FL
131	Olympia Walgreens-Merritt Island, FL
133	Olympia Walgreens-Naples, FL
135	Olympia Walgreens-Lilburn, GA
140	Olympia Walgreens-Brooksville, FL
151	Olympia Walgreens-Sarasota (Bee Ridge Road)
152	Olympia Walgreens-New Smyrna Beach
153	Olympia Walgreens-Tampa, FL
154	Olympia Walgreens-Marietta, GA
155	Olympia Walgreens-Lehigh Acres, FL
156	Olympia Walgreens-Decatur, GA
157	Olympia Walgreens-Seminole, FL
161	Olympia Walgreens-Ocoee, FL
175	Olympia Walgreens-Homosassa, FL
178	Olympia Walgreens-Oldsmar, FL
182	Olympia Walgreens-Lake Wales, FL
199	Olympia Medical Office Pool
216	Olympia Retail Plaza at Daytona Beach, FL
218	Olympia Applebees-Lithia Springs, GA

60	Boca Corporate Center	The Mortgage Loan documents permit the free release of an improved parcel.

100 206	Lowe’s Shopping Center-Athens, OH Lowe’s-Athens, OH

With respect to each of the Mortgage Loans, the related cross-collateralization provisions may be terminated upon a sale of an individual Mortgaged Property with the payment of a release price equal to 115% of the related principal balance of the Mortgage Loan.

Loans		Description of Exception

137	Walgreens-Westheimer, TX

The Mortgage Loan permits substitution of the related Mortgaged Property subject to certain conditions, including loan-to-value and debt service coverage ratio tests and confirmation from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates

158	Walgreens-Richmond Heights, OH
160	Walgreens-Glenburnie, MD
167	Walgreens-Garfield Height, OH
170	Walgreens-Hamilton, OH
179	Walgreens-Columbus, OH
187	Walgreens-Willamantic, CT
188	Walgreens-Fairborn, OH
189	Walgreens-Goldsboro, NC
196	Walgreens-Ponca City, OK
197	Walgreens-Jacksonville, AR
298	Walgreens-Eatonville, FL
202	Walgreens-Carlsbad, NM
204	Walgreens-Slidell, LA
205	Walgreens-Edgewood, NM
207	Walgreens-Covington, TN
210	Walgreens-Spring, TX

Exceptions to Representation 29

Loans		Description of Exception

23 59	Sterling University Vista Apartments Seventeen Mile Drive Apartments	The related Mortgagor consists of the same 5 tenants-in-common that own both the Mortgage Property securing such Mortgage Loan and the Mortgaged Property securing the other Mortgage Loan.

93	Olympia Retail Plaza-Dunedin, FL	The related Mortgagor is not a single purpose entity.
101	Olympia-Temple Terrace Publix Shopping Center
112	Olympia Walgreens-Sarasota (Tamiami Trail)

Exceptions to Representation 31

Loans		Description of Exception

100 206	Lowe’s Shopping Center-Athens, OH Lowe’s-Athens, OH	The related Mortgagor is involved in a pending action related to the construction of the improvements; however, such Mortgagor has delivered a bond equal to the amount in controversy.

Exceptions to Representation 40

Loans		Description of Exception

1	One& Two International Place	No third party guarantor exists with respect to the related Mortgage Loan.
84	Golden Park Village Shopping Center
89	Shoppes at Tuscaloosa

5	Metro Place III & IV	The related guarantor with respect to non-recourse carve-outs and environmental indemnity is not a natural person.
14	One Fair Oaks
16	Cadbury Schweppes
18	Choice Center
26	Wachovia Tower
41	Residence Inn #1-Las Vegas, NV
51	The Falls at Duraleigh
71	The Plaza Shopping Center
82	Residence Inn #1-Santa Fe, NM
90	Residence Inn #1-Placentia, CA
96	National City Bank Building
100	Lowe’s Shopping Center-Athens, OH
103	Stonebridge Apartments
105	Residence Inn #1-Birmingham, AL
108	Residence Inn #1-Akron, OH
113	The Frontier Apartments
115	The Avalon Apartments
118	Residence Inn #1-Danvers, MA
123	Firewheel Corners Shopping Center
136	Residence Inn #1-Bossier City, LA
137	Walgreens-Westheimer, TX
141	Residence Inn #1-Kalamazoo, MI
143	K-Mart Plaza Shopping Center
158	Walgreens-Richmond Heights, OH
160	Walgreens-Glen Burnie, MD
162	Residence Inn #1-Jackson, MS
163	Walgreens-Ashland, IL
167	Walgreens-Garfield Heights, OH
170	Walgreens-Hamilton, OH
179	Walgreens-Columbus, OH
184	Walgreens-Medway, MA
188	Walgreens-Fairborn, OH
189	Walgreens-Goldsboro, NC
190	Broadway Corners
193	Residence Inn #1-Memphis, TN
196	Walgreens-Ponca City, OK
197	Walgreens-Jacksonville, AR
198	Walgreens-Eatonville, FL
202	Walgreens-Carlsbad, NM
204	Walgreens-Slidell, LA

Loans		Description of Exception

205	Walgreens-Edgewood, NM
206	Lowe’s-Athens, OH
207	Walgreens-Covington, TN
209	The Courtyard at Westgate
210	Walgreens-Spring, TX

Exceptions to Representation 47

Loans		Description of Exception

100 206	Lowe’s Shopping Center-Athens, OH Lowe’s-Athens, OH

The title policy does not currently contain a tax parcel endorsement, however, a non-recourse carve-out was added to the related Mortgage Loan documents, and the related Mortgagor is in the process of obtaining a separate tax parcel number for the related Mortgaged Property.

123 149 150	Walgreens-Madison, AL Walgreens-Kennesaw, GA Walgreens-Lawrenceville (Duluth Highway), GA

The related Mortgaged Property is not a separate tax parcel, however, a non-recourse carve-out was added to the related Mortgage Loan documents, and the related Mortgagor is required to obtain a separate tax parcel number for the related Mortgaged Property.

Exceptions to Representation 50

Loans		Description of Exception

33	One Bunker Hill Office Building	The related Mortgage Loan documents do not require annual audited financial statements.

Exceptions to Representation 53(a)

Loans		Description of Exception

186	Walgreens-Clinton, CT	The related ground lease is not recorded.

Exceptions to Representation 53(e)

Loans		Description of Exception

68	32-40 Boylston Street	The related ground lease is silent as to whether notice of any default or notice of termination is effective against the mortgagee if the mortgagee has not received such notice.

Exceptions to Representation 53(h)

Loans		Description of Exception

184	Walgreens-Medway, MA	The related ground lessor is not required to enter into a new lease with the mortgagee upon termination.
186	Walgreens-Clinton, CT

Exceptions to Representation 53(i)

Loans		Description of Exception

24	Princess Anne Plaza	The ground lease is silent regarding allocation of insurance proceeds and condemnation awards.
100	Lowe’s Shopping Center-Athens, OH
206	Lowe’s-Athens, OH

Exceptions to Representation 53(k)

Loans		Description of Exception

68	32-40 Boylston Street	The related ground lease is silent as to whether an amendment is effective against the mortgagee if the mortgagee has not consented to such amendment.

EXHIBIT A

Mortgage Loan Schedule

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

1	1	One & Two International Place(1)	90-150 Oliver Street	Boston	MA	02110	Suffolk
2	1	450 West 33rd Street(1)	450 West 33rd Street	New York	NY	10001	New York
5	1	MetroPlace III & IV	2675-2677 Prosperity Drive	Fairfax	VA	22031	Fairfax
6	1	1001 Connecticut Avenue & 1701 K Street	1001 Connecticut Avenue NW & 1701 K Street NW	Washington	DC	20036	District Of Columbia
9	1	Falchi Building	31-00 47th Avenue	Long Island City	NY	11101	Queens
12	1	Cabrillo Palisades	7901 Harmarsh Street	San Diego	CA	92123	San Diego
14	1	One Fair Oaks	4114 Legato Road	Fairfax	VA	22033	Fairfax
16	1	Cadbury Schweppes	945 Route 10	Whippany	NJ	07981	Morris
18	1	Choice Center	10720, 10750, 10770 Columbia Pike	Silver Spring	MD	20901	Montgomery
20	1	Renaissance West Retail Center	4001 South Decatur Boulevard	Las Vegas	NV	89103	Clark
21	1	253 Summer Street	253 Summer Street & 11,19,29 Melcher Street	Boston	MA	02110	Suffolk
22	1	122 C Street	122 C Street NW	Washington	DC	20001	District of Columbia
23	2	Sterling University Vista Apartments	625 Cantrill Drive	Davis	CA	95616	Yolo
24	1	Princess Anne Plaza	3333 Virginia Beach Boulevard	Virginia Beach	VA	23452	Virginia Beach City
25	2	AMLI at Bent Tree Apartments	3901 and 3930 Accent Drive	Dallas	TX	75287	Dallas
26	1	Wachovia Tower	300 North Greene Street	Greensboro	NC	27401	Guilford
27	1	200 Varick Street	200 Varick Street	New York	NY	10014	New York
28	1	Westview Promenade	5243 Buckeystown Pike	Frederick	MD	21703	Frederick
30	2	Pine Lake Apartmxents	7700 Pine Lakes Boulevard	Port Saint Lucie	FL	34952	Saint Lucie
31	1	Sylvan Corporate Center	910 & 920 Sylvan Avenue	Englewood Cliffs	NJ	07632	Bergen
32	1	Plaza at Puente Hills	17877 - 18271 Gale Avenue	City of Industry	CA	91748	Los Angeles
33	1	One Bunker Hill Office Building	601 West 5th Street	Los Angeles	CA	90071	Los Angeles
34	1	Deer Valley Office Park	20410 & 20430 North 19th Avenue	Phoenix	AZ	85027	Maricopa
37	2	Appling Lakes at Cordova Club Apartments	1392 Equestrian Drive	Cordova	TN	38120	Shelby
38	2	Spring Canyon Apartments	4510 Spring Canyon Heights	Colorado Springs	CO	80907	El Paso
39	1	Artesia Oasis Plaza	17831 - 18007 Pioneer Boulevard	Artesia	CA	90701	Los Angeles
41	1	Residence Inn #1 - Las Vegas, NV	3225 Paradise Road	Las Vegas	NV	89109	Clark
42	1	Shops at Abilene (Phase 1)	3417 Catclaw Drive	Abilene	TX	79606	Taylor
47	2	Inverness Landing	100 Inverness Lane	Birmingham	AL	33324	Shelby
51	2	The Falls at Duraleigh	4518 Tournament Drive	Raleigh	NC	27612	Wake
52	2	Sutton Plaza	1230 13th Street NW	Washington	DC	20005	District Of Columbia
58	2	One Dartmouth Place	11100 East Dartmouth Avenue	Aurora	CO	80014	Denver
59	1	Seventeen Mile Drive Apartments	1012 Pacific Grove Lane	Pacific Grove	CA	93950	Monterey
60	1	Boca Corporate Center	7777 Glades Road	Boca Raton	FL	33434	Palm Beach
63	2	The Riviera Apartments	1505 North Canyon Road	Provo	UT	84604	Utah
64	1	700 North Sacramento	700 North Sacramento Boulevard	Chicago	IL	60612	Cook
65	1	Grayson Village Shopping Center	2715 Loganville Highway	Grayson	GA	30052	Gwinnett
66	2	Courtyards Apartments	8810 Courtyard Way	Knoxville	TN	37931	Knox
68	2	32-40 Boylston Street	32-40 Boylston Street	Boston	MA	02116	Suffolk
69	1	CenterPlace of Greeley Phase II	4224 & 4330 Centerplace Drive	Greeley	CO	80634	Weld
70	1	Chesterfield Commons Village	17201-17249 Chesterfield Airport Road	Chesterfield	MO	63005	St. Louis
71	1	The Plaza Shopping Center	8102-8272 South Lewis Avenue	Tulsa	OK	74137	Tulsa
75	2	The Grove Apartments	1526 West Candletree Drive	Peoria	IL	61614	Peoria
77	2	Waterford Place Apartments	1055 West Baseline Road	Mesa	AZ	85210	Maricopa
79	1	Marathon Center	2323 East Capitol Drive	Appleton	WI	54911	Outagamie
80	2	Camden Plaza	611 Rugby Road	Charlottesville	VA	22903	Albemarle
82	1	Residence Inn #1 - Santa Fe, NM	1698 Galisteo Street	Santa Fe	NM	87505	Santa Fe
84	1	Golden Park Village Shopping Center	4840 Golden Parkway	Buford	GA	30518	Hall
86	1	Park 140 Office Park	2405-2515 140th Avenue Northeast	Bellevue	WA	98005	King

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

1	1	One & Two International Place(1)	216,000,000.00	1,186,746.76		5.2050%	1,852,501
2	1	450 West 33rd Street(1)	132,500,000.00	753,921.17		5.1000%	1,672,237
5	1	MetroPlace III & IV	55,000,000.00	302,350.84		5.2100%	339,800
6	1	1001 Connecticut Avenue & 1701 K Street	53,000,000.00	286,462.11		5.0600%	219,029
9	1	Falchi Building	47,000,000.00	275,773.93		5.8000%	638,712
12	1	Cabrillo Palisades	43,000,000.00	IO		5.5700%	369
14	1	One Fair Oaks	40,000,000.00	IO		4.7800%	214,214
16	1	Cadbury Schweppes	36,000,000.00	202,900.61		5.2600%	149,475
18	1	Choice Center	32,516,547.47	Steps(2)		5.3000%	223,912
20	1	Renaissance West Retail Center	29,250,000.00	163,153.94		5.3400%	169,334
21	1	253 Summer Street	29,000,000.00	IO		5.5000%	192,220
22	1	122 C Street	28,600,000.00	152,135.71		4.9200%	113,283
23	2	Sterling University Vista Apartments	28,000,000.00	159,508.35		5.5300%	132
24	1	Princess Anne Plaza	27,931,791.95	154,964.07		5.2700%	326,282
25	2	AMLI at Bent Tree Apartments	27,475,000.00	IO		5.4700%	500
26	1	Wachovia Tower	27,375,000.00	IO		4.8200%	324,603
27	1	200 Varick Street	27,000,000.00	IO		4.8800%	400,061
28	1	Westview Promenade	26,962,756.97	155,683.03		5.6400%	158,636
30	2	Pine Lake Apartmxents	24,240,000.00	142,846.98		5.8400%	320
31	1	Sylvan Corporate Center	24,000,000.00	131,490.25		5.1800%	137,932
32	1	Plaza at Puente Hills	23,900,000.00	IO		5.6800%	177,933
33	1	One Bunker Hill Office Building	23,500,000.00	129,913.46		5.2600%	242,200
34	1	Deer Valley Office Park	22,800,000.00	122,116.79		4.9800%	175,209
37	2	Appling Lakes at Cordova Club Apartments	22,100,000.00	120,671.80		5.1500%	312
38	2	Spring Canyon Apartments	21,557,000.00	116,911.26		5.0900%	292
39	1	Artesia Oasis Plaza	21,500,000.00	118,191.69		5.2100%	79,675
41	1	Residence Inn #1 - Las Vegas, NV	20,625,000.00	144,198.15		6.8800%	192
42	1	Shops at Abilene (Phase 1)	20,080,000.00	115,655.20		5.6300%	180,088
47	2	Inverness Landing	16,176,354.94	88,157.06		5.1200%	322
51	2	The Falls at Duraleigh	15,500,000.00	87,618.69		5.4600%	396
52	2	Sutton Plaza	14,479,433.41	81,241.03		5.3800%	176
58	2	One Dartmouth Place	12,650,000.00	69,697.15		5.2300%	418
59	1	Seventeen Mile Drive Apartments	12,000,000.00	64,565.35		5.0200%	84
60	1	Boca Corporate Center	11,250,000.00	63,242.46		5.4100%	73,353
63	2	The Riviera Apartments	11,000,000.00	60,810.56		5.2600%	137
64	1	700 North Sacramento	10,734,964.94	61,104.78		5.5100%	149,587
65	1	Grayson Village Shopping Center	10,573,923.36	58,271.25		5.2100%	83,154
66	2	Courtyards Apartments	10,500,000.00	55,917.93		4.9300%	164
68	2	32-40 Boylston Street	10,000,000.00	55,530.47		5.3000%	48
69	1	CenterPlace of Greeley Phase II	10,000,000.00	55,903.65		5.3600%	98,124
70	1	Chesterfield Commons Village	9,477,419.74	53,464.09		5.4200%	46,742
71	1	The Plaza Shopping Center	9,200,000.00	50,121.11		5.1300%	151,938
75	2	The Grove Apartments	9,000,000.00	48,258.96		4.9900%	318
77	2	Waterford Place Apartments	9,000,000.00	49,921.54		5.2900%	200
79	1	Marathon Center	8,219,562.42	45,043.34		5.1600%	70,630
80	2	Camden Plaza	8,200,000.00	46,713.16		5.5300%	51
82	1	Residence Inn #1 - Santa Fe, NM	8,050,000.00	56,280.97		6.8800%	120
84	1	Golden Park Village Shopping Center	7,900,643.56	43,734.53		5.2500%	68,738
86	1	Park 140 Office Park	7,795,000.00	42,036.01		5.0400%	116,950

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

1	1	One & Two International Place(1)	Sq. Ft.	120	118	01/11/15	360	360
2	1	450 West 33rd Street(1)	Sq. Ft.	120	120	03/11/15	324	324
5	1	MetroPlace III & IV	Sq. Ft.	120	118	01/11/15	360	360
6	1	1001 Connecticut Avenue & 1701 K Street	Sq. Ft.	84	83	02/11/12	360	360
9	1	Falchi Building	Sq. Ft.	60	60	03/11/10	360	360
12	1	Cabrillo Palisades	Units	60	59	02/11/10	IO	IO
14	1	One Fair Oaks	Sq. Ft.	60	59	02/11/10	IO	IO
16	1	Cadbury Schweppes	Sq. Ft.	120	120	03/11/15	344	344
18	1	Choice Center	Sq. Ft.	101	98	05/11/13	Varies	Varies
20	1	Renaissance West Retail Center	Sq. Ft.	120	118	01/11/15	360	360
21	1	253 Summer Street	Sq. Ft.	120	120	03/11/15	IO	IO
22	1	122 C Street	Sq. Ft.	84	81	12/11/11	360	360
23	2	Sterling University Vista Apartments	Units	120	115	10/11/14	360	360
24	1	Princess Anne Plaza	Sq. Ft.	120	118	01/11/15	360	358
25	2	AMLI at Bent Tree Apartments	Units	120	119	02/11/15	IO	IO
26	1	Wachovia Tower	Sq. Ft.	60	58	01/11/10	IO	IO
27	1	200 Varick Street	Sq. Ft.	120	120	03/11/15	IO	IO
28	1	Westview Promenade	Sq. Ft.	120	119	02/11/15	360	359
30	2	Pine Lake Apartmxents	Units	117	115	10/11/14	360	360
31	1	Sylvan Corporate Center	Sq. Ft.	120	118	01/11/15	360	360
32	1	Plaza at Puente Hills	Sq. Ft.	120	118	01/11/15	IO	IO
33	1	One Bunker Hill Office Building	Sq. Ft.	120	118	01/11/15	360	360
34	1	Deer Valley Office Park	Sq. Ft.	60	60	03/11/10	360	360
37	2	Appling Lakes at Cordova Club Apartments	Units	84	84	03/11/12	360	360
38	2	Spring Canyon Apartments	Units	120	117	12/11/14	360	360
39	1	Artesia Oasis Plaza	Sq. Ft.	120	118	01/11/15	360	360
41	1	Residence Inn #1 - Las Vegas, NV	Rooms	120	116	11/11/14	300	300
42	1	Shops at Abilene (Phase 1)	Sq. Ft.	120	119	02/11/15	360	360
47	2	Inverness Landing	Units	60	59	02/11/10	360	359
51	2	The Falls at Duraleigh	Units	120	118	01/11/15	360	360
52	2	Sutton Plaza	Units	120	119	02/11/15	360	359
58	2	One Dartmouth Place	Units	120	118	01/11/15	360	360
59	1	Seventeen Mile Drive Apartments	Units	60	59	02/11/10	360	360
60	1	Boca Corporate Center	Sq. Ft.	120	120	03/11/15	360	360
63	2	The Riviera Apartments	Units	120	120	03/11/15	360	360
64	1	700 North Sacramento	Sq. Ft.	120	119	02/11/15	360	359
65	1	Grayson Village Shopping Center	Sq. Ft.	120	118	01/11/15	360	358
66	2	Courtyards Apartments	Units	84	83	02/11/12	360	360
68	2	32-40 Boylston Street	Units	120	118	01/11/15	360	360
69	1	CenterPlace of Greeley Phase II	Sq. Ft.	120	119	02/11/15	360	360
70	1	Chesterfield Commons Village	Sq. Ft.	120	118	01/11/15	360	358
71	1	The Plaza Shopping Center	Sq. Ft.	60	56	11/11/09	360	360
75	2	The Grove Apartments	Units	55	50	05/11/09	360	360
77	2	Waterford Place Apartments	Units	120	119	02/11/15	360	360
79	1	Marathon Center	Sq. Ft.	60	58	01/11/10	360	358
80	2	Camden Plaza	Units	120	118	01/11/15	360	360
82	1	Residence Inn #1 - Santa Fe, NM	Rooms	120	116	11/11/14	300	300
84	1	Golden Park Village Shopping Center	Sq. Ft.	120	118	01/11/15	360	358
86	1	Park 140 Office Park	Sq. Ft.	120	119	02/11/15	360	360

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loans	Anticipated Repayment Date

1	1	One & Two International Place(1)	Fee	0.04000%	N
2	1	450 West 33rd Street(1)	Fee	0.04000%	N
5	1	MetroPlace III & IV	Fee	0.04000%	N
6	1	1001 Connecticut Avenue & 1701 K Street	Fee	0.04000%	N
9	1	Falchi Building	Fee	0.04000%	N
12	1	Cabrillo Palisades	Fee	0.04000%	N
14	1	One Fair Oaks	Fee	0.04000%	N
16	1	Cadbury Schweppes	Fee	0.04000%	Y	03/11/15
18	1	Choice Center	Fee	0.04000%	N
20	1	Renaissance West Retail Center	Fee	0.04000%	N
21	1	253 Summer Street	Fee	0.04000%	N
22	1	122 C Street	Fee	0.04000%	N
23	2	Sterling University Vista Apartments	Fee	0.04000%	N
24	1	Princess Anne Plaza	Both	0.04000%	N
25	2	AMLI at Bent Tree Apartments	Fee	0.04000%	Y	02/11/15
26	1	Wachovia Tower	Fee	0.04000%	N
27	1	200 Varick Street	Fee	0.04000%	N
28	1	Westview Promenade	Fee	0.04000%	N
30	2	Pine Lake Apartmxents	Fee	0.04000%	N
31	1	Sylvan Corporate Center	Fee	0.04000%	N
32	1	Plaza at Puente Hills	Fee	0.04000%	Y	01/11/15
33	1	One Bunker Hill Office Building	Fee	0.04000%	N
34	1	Deer Valley Office Park	Fee	0.08000%	N
37	2	Appling Lakes at Cordova Club Apartments	Fee	0.04000%	N
38	2	Spring Canyon Apartments	Fee	0.04000%	N
39	1	Artesia Oasis Plaza	Fee	0.04000%	Y	01/11/15
41	1	Residence Inn #1 - Las Vegas, NV	Fee	0.04000%	N
42	1	Shops at Abilene (Phase 1)	Fee	0.04000%	N
47	2	Inverness Landing	Fee	0.04000%	N
51	2	The Falls at Duraleigh	Fee	0.04000%	N
52	2	Sutton Plaza	Fee	0.04000%	N
58	2	One Dartmouth Place	Fee	0.04000%	N
59	1	Seventeen Mile Drive Apartments	Fee	0.04000%	N
60	1	Boca Corporate Center	Fee	0.04000%	N
63	2	The Riviera Apartments	Fee	0.04000%	N
64	1	700 North Sacramento	Fee	0.04000%	N
65	1	Grayson Village Shopping Center	Fee	0.04000%	N
66	2	Courtyards Apartments	Fee	0.04000%	N
68	2	32-40 Boylston Street	Both	0.04000%	N
69	1	CenterPlace of Greeley Phase II	Fee	0.04000%	N
70	1	Chesterfield Commons Village	Fee	0.04000%	N
71	1	The Plaza Shopping Center	Fee	0.04000%	N
75	2	The Grove Apartments	Fee	0.04000%	N
77	2	Waterford Place Apartments	Fee	0.04000%	N
79	1	Marathon Center	Fee	0.04000%	N
80	2	Camden Plaza	Fee	0.04000%	N
82	1	Residence Inn #1 - Santa Fe, NM	Fee	0.04000%	N
84	1	Golden Park Village Shopping Center	Fee	0.04000%	N
86	1	Park 140 Office Park	Fee	0.04000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Additional Interest Rate	Loan Originator	Environmental Insurance

1	1	One & Two International Place(1)		Wachovia	N
2	1	450 West 33rd Street(1)		Wachovia	N
5	1	MetroPlace III & IV		Wachovia	N
6	1	1001 Connecticut Avenue & 1701 K Street		Wachovia	N
9	1	Falchi Building		Wachovia	N
12	1	Cabrillo Palisades		Wachovia	N
14	1	One Fair Oaks		Wachovia	N
16	1	Cadbury Schweppes	Greater of initial interest rate plus 2.5% or TCMYI plus 2.5%	Wachovia	N
18	1	Choice Center		Wachovia	N
20	1	Renaissance West Retail Center		Wachovia	N
21	1	253 Summer Street		Wachovia	N
22	1	122 C Street		Wachovia	N
23	2	Sterling University Vista Apartments		Wachovia	N
24	1	Princess Anne Plaza		Wachovia	N
25	2	AMLI at Bent Tree Apartments	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
26	1	Wachovia Tower		Wachovia	N
27	1	200 Varick Street		Wachovia	N
28	1	Westview Promenade		Wachovia	N
30	2	Pine Lake Apartmxents		Wachovia	N
31	1	Sylvan Corporate Center		Wachovia	N
32	1	Plaza at Puente Hills	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
33	1	One Bunker Hill Office Building		Wachovia	N
34	1	Deer Valley Office Park		Wachovia	N
37	2	Appling Lakes at Cordova Club Apartments		Wachovia	N
38	2	Spring Canyon Apartments		Wachovia	N
39	1	Artesia Oasis Plaza	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
41	1	Residence Inn #1 - Las Vegas, NV		Wachovia	N
42	1	Shops at Abilene (Phase 1)		Wachovia	N
47	2	Inverness Landing		Wachovia	N
51	2	The Falls at Duraleigh		Wachovia	N
52	2	Sutton Plaza		Wachovia	N
58	2	One Dartmouth Place		Wachovia	N
59	1	Seventeen Mile Drive Apartments		Wachovia	N
60	1	Boca Corporate Center		Wachovia	N
63	2	The Riviera Apartments		Wachovia	N
64	1	700 North Sacramento		Wachovia	N
65	1	Grayson Village Shopping Center		Wachovia	N
66	2	Courtyards Apartments		Wachovia	N
68	2	32-40 Boylston Street		Wachovia	N
69	1	CenterPlace of Greeley Phase II		Wachovia	N
70	1	Chesterfield Commons Village		Wachovia	N
71	1	The Plaza Shopping Center		Wachovia	N
75	2	The Grove Apartments		Wachovia	N
77	2	Waterford Place Apartments		Wachovia	N
79	1	Marathon Center		Wachovia	N
80	2	Camden Plaza		Wachovia	N
82	1	Residence Inn #1 - Santa Fe, NM		Wachovia	N
84	1	Golden Park Village Shopping Center		Wachovia	N
86	1	Park 140 Office Park		Wachovia	N

Mortgage Loan Number	Loan Group Number	Property Name	Cross Collateralized and Cross Defaulted Loan Flag	Defeasance Loan (Y/N)

1	1	One & Two International Place(1)		Y
2	1	450 West 33rd Street(1)		Y
5	1	MetroPlace III & IV		Y
6	1	1001 Connecticut Avenue & 1701 K Street		Y
9	1	Falchi Building		Y
12	1	Cabrillo Palisades		Y
14	1	One Fair Oaks		N
16	1	Cadbury Schweppes		Y
18	1	Choice Center		Y
20	1	Renaissance West Retail Center		Y
21	1	253 Summer Street		N
22	1	122 C Street		Y
23	2	Sterling University Vista Apartments	Davis Pacific Portfolio	Y
24	1	Princess Anne Plaza		Y
25	2	AMLI at Bent Tree Apartments		N
26	1	Wachovia Tower		N
27	1	200 Varick Street		Y
28	1	Westview Promenade		Y
30	2	Pine Lake Apartmxents		Y
31	1	Sylvan Corporate Center		Y
32	1	Plaza at Puente Hills		N
33	1	One Bunker Hill Office Building		Y
34	1	Deer Valley Office Park		Y
37	2	Appling Lakes at Cordova Club Apartments		Y
38	2	Spring Canyon Apartments		Y
39	1	Artesia Oasis Plaza		Y
41	1	Residence Inn #1 - Las Vegas, NV	Residence Inn Portfolio #1	Y
42	1	Shops at Abilene (Phase 1)		Y
47	2	Inverness Landing		Y
51	2	The Falls at Duraleigh		Y
52	2	Sutton Plaza		N
58	2	One Dartmouth Place		Y
59	1	Seventeen Mile Drive Apartments	Davis Pacific Portfolio	Y
60	1	Boca Corporate Center		Y
63	2	The Riviera Apartments	Provo Portfolio	Y
64	1	700 North Sacramento		Y
65	1	Grayson Village Shopping Center		Y
66	2	Courtyards Apartments		Y
68	2	32-40 Boylston Street		N
69	1	CenterPlace of Greeley Phase II		Y
70	1	Chesterfield Commons Village		Y
71	1	The Plaza Shopping Center		Y
75	2	The Grove Apartments		Y
77	2	Waterford Place Apartments		Y
79	1	Marathon Center	East Capital Portfolio	Y
80	2	Camden Plaza		Y
82	1	Residence Inn #1 - Santa Fe, NM	Residence Inn Portfolio #1	Y
84	1	Golden Park Village Shopping Center		Y
86	1	Park 140 Office Park		Y

Mortgage Loan Number	Loan Group Number	Property Name	Early Defeasance	Secured by LC	Interest Accrual Method	Lockbox

1	1	One & Two International Place(1)	N	N	Actual/360	Day 1
2	1	450 West 33rd Street(1)	N	N	Actual/360	Day 1
5	1	MetroPlace III & IV	N	N	Actual/360
6	1	1001 Connecticut Avenue & 1701 K Street	N	N	Actual/360
9	1	Falchi Building	N	N	Actual/360	Day 1
12	1	Cabrillo Palisades	N	N	Actual/360
14	1	One Fair Oaks	N	N	Actual/360	Day 1
16	1	Cadbury Schweppes	N	N	Actual/360	Day 1
18	1	Choice Center	N	N	Actual/360	Day 1
20	1	Renaissance West Retail Center	N	N	Actual/360
21	1	253 Summer Street	N	N	Actual/360	Day 1
22	1	122 C Street	N	N	Actual/360
23	2	Sterling University Vista Apartments	N	N	Actual/360
24	1	Princess Anne Plaza	N	N	Actual/360
25	2	AMLI at Bent Tree Apartments	N	N	Actual/360	Day 1
26	1	Wachovia Tower	N	N	Actual/360
27	1	200 Varick Street	N	N	Actual/360
28	1	Westview Promenade	N	N	Actual/360
30	2	Pine Lake Apartmxents	N	N	Actual/360
31	1	Sylvan Corporate Center	N	N	Actual/360	Day 1
32	1	Plaza at Puente Hills	N	N	Actual/360	Day 1
33	1	One Bunker Hill Office Building	N	N	Actual/360
34	1	Deer Valley Office Park	N	N	Actual/360
37	2	Appling Lakes at Cordova Club Apartments	N	N	Actual/360
38	2	Spring Canyon Apartments	N	N	Actual/360	Springing
39	1	Artesia Oasis Plaza	N	N	Actual/360	Springing
41	1	Residence Inn #1 - Las Vegas, NV	N	N	Actual/360
42	1	Shops at Abilene (Phase 1)	N	N	Actual/360
47	2	Inverness Landing	N	N	Actual/360	Day 1
51	2	The Falls at Duraleigh	N	N	Actual/360
52	2	Sutton Plaza	N	N	Actual/360
58	2	One Dartmouth Place	N	N	Actual/360
59	1	Seventeen Mile Drive Apartments	N	N	Actual/360
60	1	Boca Corporate Center	N	N	Actual/360
63	2	The Riviera Apartments	N	N	Actual/360
64	1	700 North Sacramento	N	N	Actual/360
65	1	Grayson Village Shopping Center	N	N	Actual/360
66	2	Courtyards Apartments	N	N	Actual/360
68	2	32-40 Boylston Street	N	N	Actual/360	Springing
69	1	CenterPlace of Greeley Phase II	N	N	Actual/360
70	1	Chesterfield Commons Village	N	N	Actual/360
71	1	The Plaza Shopping Center	N	N	Actual/360
75	2	The Grove Apartments	N	N	Actual/360
77	2	Waterford Place Apartments	N	N	Actual/360	Springing
79	1	Marathon Center	N	N	Actual/360	Springing
80	2	Camden Plaza	N	N	Actual/360
82	1	Residence Inn #1 - Santa Fe, NM	N	N	Actual/360
84	1	Golden Park Village Shopping Center	N	N	Actual/360
86	1	Park 140 Office Park	N	N	Actual/360

Mortgage Loan Number	Loan Group Number	Property Name	Annual Deposit to Replacement Reserve	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

1	1	One & Two International Place(1)	183,120	2,158,900	22,334,679
2	1	450 West 33rd Street(1)	334,447	22,125	14,000,000	(3)
5	1	MetroPlace III & IV
6	1	1001 Connecticut Avenue & 1701 K Street	45,875	6,250	500,000	(3)
9	1	Falchi Building	127,742	206,195	1,500,000	(3)
12	1	Cabrillo Palisades	93,357	334,740
14	1	One Fair Oaks
16	1	Cadbury Schweppes
18	1	Choice Center	114,195	68,750		(3)
20	1	Renaissance West Retail Center	35,940	1,563	250,000	(3)
21	1	253 Summer Street		18,385
22	1	122 C Street	11,340		375,000	(3)
23	2	Sterling University Vista Apartments	33,000
24	1	Princess Anne Plaza	32,628
25	2	AMLI at Bent Tree Apartments	122,688	9,250
26	1	Wachovia Tower
27	1	200 Varick Street
28	1	Westview Promenade	15,864			(3)
30	2	Pine Lake Apartmxents	64,000
31	1	Sylvan Corporate Center	24,828	123,469	1,000,000	(3)
32	1	Plaza at Puente Hills	11,376		350,000	(3)
33	1	One Bunker Hill Office Building	56,196	17,500		(3)
34	1	Deer Valley Office Park	17,521
37	2	Appling Lakes at Cordova Club Apartments	78,000
38	2	Spring Canyon Apartments	73,000
39	1	Artesia Oasis Plaza	7,980			(3)
41	1	Residence Inn #1 - Las Vegas, NV
42	1	Shops at Abilene (Phase 1)			340,000	(3)
47	2	Inverness Landing	80,500
51	2	The Falls at Duraleigh		14,219
52	2	Sutton Plaza	44,000	7,188
58	2	One Dartmouth Place	91,918
59	1	Seventeen Mile Drive Apartments	20,916	2,000
60	1	Boca Corporate Center				(3)
63	2	The Riviera Apartments	34,250	120,062
64	1	700 North Sacramento	14,959		656,000	(3)
65	1	Grayson Village Shopping Center
66	2	Courtyards Apartments
68	2	32-40 Boylston Street	12,000
69	1	CenterPlace of Greeley Phase II	9,821
70	1	Chesterfield Commons Village
71	1	The Plaza Shopping Center	22,660	166,250		(3)
75	2	The Grove Apartments	69,006	31,688
77	2	Waterford Place Apartments	50,000	22,925
79	1	Marathon Center	12,007			(3)
80	2	Camden Plaza	17,850
82	1	Residence Inn #1 - Santa Fe, NM
84	1	Golden Park Village Shopping Center
86	1	Park 140 Office Park		55,000

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

89	1	Shoppes at Tuscaloosa	4851 Rice Mine Road	Tuscaloosa	AL	35406	Tuscaloosa
90	1	Residence Inn #1 - Placentia, CA	700 West Kimberly Avenue	Placentia	CA	92870	Orange
92	1	Crosspointe Plaza	840 Woods Crossing Road	Greenville	SC	29607	Greenville
93	1	Olympia Retail Plaza at Dunedin, FL	1477 and 1471 Main Street & 1080 Keene Road	Dunedin	FL	34698	Pinellas
94	2	The University Villa Apartments	865 North 160 West	Provo	UT	84604	Utah
95	1	Prairie Creek Shopping Center	1300 Brown Street	Oconomowoc	WI	53066	Waukesha
96	1	National City Bank Building	623 Euclid Avenue & 1965 East 6th Street	Cleveland	OH	44114	Cuyahoga
97	2	Woodhaven Apartments	6045 Lyndale Avenue South	Minneapolis	MN	55419	Hennepin
98	1	Lowe’s - Texas City, TX	3620 Emmett F. Lowry Espressway	Texas City	TX	77590	Galveston
99	1	Sunburst Plaza Shopping Center	4315 - 4381 West Bell Road	Glendale	AZ	85306	Maricopa
100	1	Lowe’s Shopping Center - Athens, OH	973 East State Street	Athens	OH	45701	Athens
101	1	Olympia Temple Terrace Publix Shopping Center	5400 East Busch Boulevard	Temple Terrace	FL	33617	Hillsborough
103	2	Stonebridge Apartments	38-48 Dean Street	Norwood	MA	02062	Norfolk
105	1	Residence Inn #1 - Birmingham, AL	3 Greenhill Parkway	Birmingham	AL	35242	Shelby
107	1	River Pointe Shopping Center	1550 Riverstone Parkway	Canton	GA	30114	Cherokee
108	1	Residence Inn #1 - Akron, OH	120 Montrose West Avenue	Akron	OH	44321	Summit
109	2	Bayberry Place Apartments	3395 Yankee Doodle Road	Eagan	MN	55121	Dakota
110	1	733 Yonkers Avenue	733 & 749 Yonkers Avenue & 49 Cowles Avenue	Yonkers	NY	10704	Westchester
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	3901 South Tamiami Trail	Sarasota	FL	34231	Sarasota
112	1	Wells Lake Commerce Center	320-350 Corporate Way	Orange Park	FL	32073	Clay
113	2	The Frontier Apartments	4426 Plantation Road	Roanoke	VA	24012	Roanoke City
114	1	Hyde Park Station Shopping Center	1656 Hyde Park Road	Essex	MD	21221	Baltimore
115	2	The Avalon Apartments	1248 West Adams Boulevard	Los Angeles	CA	90007	Los Angeles
116	2	The Jefferson Park Apartments	1815 Jefferson Park Avenue	Charlottesville	VA	22901	Albemarle
118	1	Residence Inn #1 - Danvers, MA	51 Newbury Street-US Route 1	Danvers	MA	01923	Essex
122	1	Olympia Walgreens - Temple Terrace, FL	9222 North 56th Street	Temple Terrace	FL	33617	Hillsborough
123	1	Firewheel Corners Shopping Center	5255 President George Bush Turnpike	Garland	TX	75044	Dallas
124	1	Walgreens - Madison, AL	7813 Highway 72 West	Madison	AL	35758	Madison
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)	6671-6675 West Bellfort Avenue	Houston	TX	77035	Harris
127	1	Olympia Walgreens - Bradenton, FL	4320 26th Street West	Bradenton	FL	34205	Manatee
128	1	Market Fair Shopping Center	1530 South Koeller Road	Oshkosh	WI	54902	Winnebago
130	1	Great American Plaza (building A-2)	8330 West Sahara Boulevard	Las Vegas	NV	89117	Clark
131	1	Olympia Walgreens - Merritt Island, FL	90 South Sykes Creek Parkway	Merritt Island	FL	32952	Brevard
133	1	Olympia Walgreens - Naples, FL	1565 South Airport Road	Naples	FL	34104	Collier
135	1	Olympia Walgreens - Lilburn, GA	2990 Five Forks Trickum Road	Lilburn	GA	30047	Gwinnett
136	1	Residence Inn #1 - Bossier City, LA	1001 Gould Drive	Bossier City	LA	71111	Bossier
137	1	Walgreens - Houston (Westheimer Road, TX)	11038 Westheimer Road	Houston	TX	77042	Harris
140	1	Olympia Walgreens - Brooksville, FL	13053 Cortez Boulevard	Brooksville	FL	34613	Hernando
141	1	Residence Inn #1 - Kalamazoo, MI	1500 East Kilgore Road	Kalamazoo	MI	49001	Kalamazoo
143	1	Kmart Plaza Shopping Center	3061-3099 Dixie Highway	Edgewood	KY	41018	Kenton
144	1	Riverside Place	23-75 Riverside Avenue	Medford	MA	02155	Middlesex
145	1	Walgreens - Austin, TX	6721 South Congress	Austin	TX	78745	Travis
147	1	Dorchester Square	4391 Dorchester Road	North Charleston	SC	29405	Charleston
149	1	Walgreens - Kennesaw, GA	4075 Cherokee Street NW	Kennesaw	GA	30144	Cobb
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)	1065 Duluth Highway	Lawrenceville	GA	30043	GWINNETT
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	3601 Bee Ridge Road	Sarasota	FL	34233	Sarasota
152	1	Olympia Walgreens - New Smyrna Beach, FL	1800 State Road 44	New Smyrna Beach	FL	32168	Volusia
153	1	Olympia Walgreens - Tampa, FL	7925 Gunn Highway	Tampa	FL	33626	Hillsborough
154	1	Olympia Walgreens - Marietta, GA	3299 Canton Highway	Marietta	GA	30066	Cobb
155	1	Olympia Walgreens - Lehigh Acres, FL	1000 Leeland Heights Boulevard	Lehigh Acres	FL	33936	Lee

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

89	1	Shoppes at Tuscaloosa	7,661,835.15	43,365.57		5.4500%	66,442
90	1	Residence Inn #1 - Placentia, CA	7,650,000.00	53,484.40		6.8800%	112
92	1	Crosspointe Plaza	7,360,000.00	40,916.14		5.3100%	72,006
93	1	Olympia Retail Plaza at Dunedin, FL	7,062,000.00	44,214.37		5.7000%	28,176
94	2	The University Villa Apartments	7,000,000.00	38,697.63		5.2600%	125
95	1	Prairie Creek Shopping Center	6,808,374.29	37,772.49		5.2700%	66,777
96	1	National City Bank Building	6,490,709.82	36,135.18		5.3100%	160,607
97	2	Woodhaven Apartments	6,400,000.00	34,630.90		5.0700%	176
98	1	Lowe’s - Texas City, TX	6,187,500.00	IO		4.9100%	130,497
99	1	Sunburst Plaza Shopping Center	6,075,000.00	34,037.19		5.3800%	102,587
100	1	Lowe’s Shopping Center - Athens, OH	6,071,262.31	33,611.65		5.2600%	52,888
101	1	Olympia Temple Terrace Publix Shopping Center	6,000,000.00	37,565.31		5.7000%	48,769
103	2	Stonebridge Apartments	5,650,000.00	30,780.90		5.1300%	69
105	1	Residence Inn #1 - Birmingham, AL	5,573,000.00	38,963.21		6.8800%	128
107	1	River Pointe Shopping Center	5,486,469.67	30,235.08		5.2100%	39,000
108	1	Residence Inn #1 - Akron, OH	5,460,000.00	38,173.18		6.8800%	112
109	2	Bayberry Place Apartments	5,350,000.00	28,949.27		5.0700%	120
110	1	733 Yonkers Avenue	5,237,541.86	29,578.76		5.4300%	46,186
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	5,211,000.00	32,625.47		5.7000%	17,145
112	1	Wells Lake Commerce Center	5,142,663.42	28,726.25		5.3400%	52,620
113	2	The Frontier Apartments	5,092,646.42	28,099.25		5.2300%	182
114	1	Hyde Park Station Shopping Center	5,075,706.41	27,627.80		5.0800%	57,486
115	2	The Avalon Apartments	5,000,000.00	27,024.73		5.0600%	15
116	2	The Jefferson Park Apartments	4,988,404.15	28,609.43		5.5700%	30
118	1	Residence Inn #1 - Danvers, MA	4,620,000.00	32,300.39		6.8800%	96
122	1	Olympia Walgreens - Temple Terrace, FL	4,418,000.00	27,660.59		5.7000%	15,120
123	1	Firewheel Corners Shopping Center	4,400,000.00	25,733.14		5.7700%	22,125
124	1	Walgreens - Madison, AL	4,384,971.98	24,460.74		5.3100%	14,820
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)	4,343,707.01	23,886.32		5.2000%	19,095
127	1	Olympia Walgreens - Bradenton, FL	4,305,000.00	26,953.11		5.7000%	15,930
128	1	Market Fair Shopping Center	4,239,458.76	23,232.31		5.1600%	82,187
130	1	Great American Plaza (building A-2)	4,186,051.69	23,741.84		5.4600%	25,676
131	1	Olympia Walgreens - Merritt Island, FL	4,161,000.00	26,051.54		5.7000%	15,120
133	1	Olympia Walgreens - Naples, FL	4,093,000.00	25,625.80		5.7000%	15,930
135	1	Olympia Walgreens - Lilburn, GA	4,078,000.00	25,531.89		5.7000%	15,120
136	1	Residence Inn #1 - Bossier City, LA	4,050,000.00	28,315.27		6.8800%	72
137	1	Walgreens - Houston (Westheimer Road, TX)	4,032,000.00	IO		5.4000%	13,650
140	1	Olympia Walgreens - Brooksville, FL	3,965,000.00	24,824.41		5.7000%	15,120
141	1	Residence Inn #1 - Kalamazoo, MI	3,938,000.00	27,532.23		6.8800%	83
143	1	Kmart Plaza Shopping Center	3,900,000.00	23,382.47		6.0000%	143,864
144	1	Riverside Place	3,900,000.00	IO		5.2900%	93,200
145	1	Walgreens - Austin, TX	3,894,574.52	22,290.81		5.5600%	13,650
147	1	Dorchester Square	3,819,718.32	22,030.93		5.6300%	60,980
149	1	Walgreens - Kennesaw, GA	3,787,021.27	21,125.18		5.3100%	14,560
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)	3,687,362.80	20,569.26		5.3100%	13,650
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	3,625,000.00	22,695.71		5.7000%	16,496
152	1	Olympia Walgreens - New Smyrna Beach, FL	3,550,000.00	22,226.14		5.7000%	15,120
153	1	Olympia Walgreens - Tampa, FL	3,550,000.00	22,226.14		5.7000%	15,120
154	1	Olympia Walgreens - Marietta, GA	3,546,500.00	22,204.23		5.7000%	15,120
155	1	Olympia Walgreens - Lehigh Acres, FL	3,432,500.00	21,490.49		5.7000%	15,120

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

89	1	Shoppes at Tuscaloosa	Sq. Ft.	120	118	01/11/15	360	358
90	1	Residence Inn #1 - Placentia, CA	Rooms	120	116	11/11/14	300	300
92	1	Crosspointe Plaza	Sq. Ft.	84	82	01/11/12	360	360
93	1	Olympia Retail Plaza at Dunedin, FL	Sq. Ft.	120	119	02/11/15	300	300
94	2	The University Villa Apartments	Units	120	120	03/11/15	360	360
95	1	Prairie Creek Shopping Center	Sq. Ft.	120	118	01/11/15	360	358
96	1	National City Bank Building	Sq. Ft.	120	119	02/11/15	360	359
97	2	Woodhaven Apartments	Units	120	118	01/11/15	360	360
98	1	Lowe’s - Texas City, TX	Sq. Ft.	60	58	01/11/10	IO	IO
99	1	Sunburst Plaza Shopping Center	Sq. Ft.	120	119	02/11/15	360	360
100	1	Lowe’s Shopping Center - Athens, OH	Sq. Ft.	120	119	02/11/15	360	359
101	1	Olympia Temple Terrace Publix Shopping Center	Sq. Ft.	120	119	02/11/15	300	300
103	2	Stonebridge Apartments	Units	120	117	12/11/14	360	360
105	1	Residence Inn #1 - Birmingham, AL	Rooms	120	116	11/11/14	300	300
107	1	River Pointe Shopping Center	Sq. Ft.	120	118	01/11/15	360	358
108	1	Residence Inn #1 - Akron, OH	Rooms	120	116	11/11/14	300	300
109	2	Bayberry Place Apartments	Units	120	118	01/11/15	360	360
110	1	733 Yonkers Avenue	Sq. Ft.	120	118	01/11/15	360	358
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	Sq. Ft.	120	119	02/11/15	300	300
112	1	Wells Lake Commerce Center	Sq. Ft.	120	119	02/11/15	360	359
113	2	The Frontier Apartments	Units	120	119	02/11/15	360	359
114	1	Hyde Park Station Shopping Center	Sq. Ft.	60	56	11/11/09	360	356
115	2	The Avalon Apartments	Units	120	118	01/11/15	360	360
116	2	The Jefferson Park Apartments	Units	120	118	01/11/15	360	358
118	1	Residence Inn #1 - Danvers, MA	Rooms	120	116	11/11/14	300	300
122	1	Olympia Walgreens - Temple Terrace, FL	Sq. Ft.	120	119	02/11/15	300	300
123	1	Firewheel Corners Shopping Center	Sq. Ft.	180	179	02/11/20	360	360
124	1	Walgreens - Madison, AL	Sq. Ft.	120	117	12/11/14	360	357
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)	Sq. Ft.	120	119	02/11/15	360	359
127	1	Olympia Walgreens - Bradenton, FL	Sq. Ft.	120	119	02/11/15	300	300
128	1	Market Fair Shopping Center	Sq. Ft.	60	58	01/11/10	360	358
130	1	Great American Plaza (building A-2)	Sq. Ft.	120	117	12/11/14	360	357
131	1	Olympia Walgreens - Merritt Island, FL	Sq. Ft.	120	119	02/11/15	300	300
133	1	Olympia Walgreens - Naples, FL	Sq. Ft.	120	119	02/11/15	300	300
135	1	Olympia Walgreens - Lilburn, GA	Sq. Ft.	120	119	02/11/15	300	300
136	1	Residence Inn #1 - Bossier City, LA	Rooms	120	116	11/11/14	300	300
137	1	Walgreens - Houston (Westheimer Road, TX)	Sq. Ft.	120	116	11/11/14	IO	IO
140	1	Olympia Walgreens - Brooksville, FL	Sq. Ft.	120	119	02/11/15	300	300
141	1	Residence Inn #1 - Kalamazoo, MI	Rooms	120	116	11/11/14	300	300
143	1	Kmart Plaza Shopping Center	Sq. Ft.	180	179	02/11/20	360	360
144	1	Riverside Place	Sq. Ft.	120	118	01/11/15	IO	IO
145	1	Walgreens - Austin, TX	Sq. Ft.	120	119	02/11/15	360	359
147	1	Dorchester Square	Sq. Ft.	120	119	02/11/15	360	359
149	1	Walgreens - Kennesaw, GA	Sq. Ft.	120	117	12/11/14	360	357
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)	Sq. Ft.	120	117	12/11/14	360	357
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	Sq. Ft.	120	119	02/11/15	300	300
152	1	Olympia Walgreens - New Smyrna Beach, FL	Sq. Ft.	120	119	02/11/15	300	300
153	1	Olympia Walgreens - Tampa, FL	Sq. Ft.	120	119	02/11/15	300	300
154	1	Olympia Walgreens - Marietta, GA	Sq. Ft.	120	119	02/11/15	300	300
155	1	Olympia Walgreens - Lehigh Acres, FL	Sq. Ft.	120	119	02/11/15	300	300

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loans	Anticipated Repayment Date

89	1	Shoppes at Tuscaloosa	Fee	0.04000%	N
90	1	Residence Inn #1 - Placentia, CA	Fee	0.04000%	N
92	1	Crosspointe Plaza	Fee	0.04000%	N
93	1	Olympia Retail Plaza at Dunedin, FL	Fee	0.04000%	Y	02/11/15
94	2	The University Villa Apartments	Fee	0.04000%	N
95	1	Prairie Creek Shopping Center	Fee	0.04000%	N
96	1	National City Bank Building	Fee	0.04000%	N
97	2	Woodhaven Apartments	Fee	0.04000%	N
98	1	Lowe’s - Texas City, TX	Fee	0.04000%	Y	01/11/10
99	1	Sunburst Plaza Shopping Center	Fee	0.04000%	N
100	1	Lowe’s Shopping Center - Athens, OH	Leasehold	0.04000%	N
101	1	Olympia Temple Terrace Publix Shopping Center	Fee	0.04000%	Y	02/11/15
103	2	Stonebridge Apartments	Fee	0.04000%	N
105	1	Residence Inn #1 - Birmingham, AL	Fee	0.04000%	N
107	1	River Pointe Shopping Center	Fee	0.04000%	N
108	1	Residence Inn #1 - Akron, OH	Fee	0.04000%	N
109	2	Bayberry Place Apartments	Fee	0.04000%	N
110	1	733 Yonkers Avenue	Fee	0.04000%	N
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	Fee	0.04000%	Y	02/11/15
112	1	Wells Lake Commerce Center	Fee	0.04000%	N
113	2	The Frontier Apartments	Fee	0.04000%	N
114	1	Hyde Park Station Shopping Center	Fee	0.04000%	N
115	2	The Avalon Apartments	Fee	0.04000%	N
116	2	The Jefferson Park Apartments	Fee	0.04000%	N
118	1	Residence Inn #1 - Danvers, MA	Fee	0.04000%	N
122	1	Olympia Walgreens - Temple Terrace, FL	Fee	0.04000%	Y	02/11/15
123	1	Firewheel Corners Shopping Center	Fee	0.04000%	N
124	1	Walgreens - Madison, AL	Fee	0.04000%	N
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)	Fee	0.04000%	N
127	1	Olympia Walgreens - Bradenton, FL	Fee	0.04000%	Y	02/11/15
128	1	Market Fair Shopping Center	Fee	0.04000%	N
130	1	Great American Plaza (building A-2)	Fee	0.04000%	Y	12/11/14
131	1	Olympia Walgreens - Merritt Island, FL	Fee	0.04000%	Y	02/11/15
133	1	Olympia Walgreens - Naples, FL	Fee	0.04000%	Y	02/11/15
135	1	Olympia Walgreens - Lilburn, GA	Fee	0.04000%	Y	02/11/15
136	1	Residence Inn #1 - Bossier City, LA	Fee	0.04000%	N
137	1	Walgreens - Houston (Westheimer Road, TX)	Fee	0.04000%	Y	11/11/14
140	1	Olympia Walgreens - Brooksville, FL	Fee	0.04000%	Y	02/11/15
141	1	Residence Inn #1 - Kalamazoo, MI	Fee	0.04000%	N
143	1	Kmart Plaza Shopping Center	Fee	0.04000%	N
144	1	Riverside Place	Fee	0.04000%	N
145	1	Walgreens - Austin, TX	Fee	0.04000%	N
147	1	Dorchester Square	Fee	0.04000%	N
149	1	Walgreens - Kennesaw, GA	Fee	0.04000%	N
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)	Fee	0.04000%	N
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	Fee	0.04000%	Y	02/11/15
152	1	Olympia Walgreens - New Smyrna Beach, FL	Fee	0.04000%	Y	02/11/15
153	1	Olympia Walgreens - Tampa, FL	Fee	0.04000%	Y	02/11/15
154	1	Olympia Walgreens - Marietta, GA	Fee	0.04000%	Y	02/11/15
155	1	Olympia Walgreens - Lehigh Acres, FL	Fee	0.04000%	Y	02/11/15

Mortgage Loan Number	Loan Group Number	Property Name	Additional Interest Rate	Loan Originator	Environmental Insurance

89	1	Shoppes at Tuscaloosa		Wachovia	N
90	1	Residence Inn #1 - Placentia, CA		Wachovia	N
92	1	Crosspointe Plaza		Wachovia	N
93	1	Olympia Retail Plaza at Dunedin, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
94	2	The University Villa Apartments		Wachovia	N
95	1	Prairie Creek Shopping Center		Wachovia	N
96	1	National City Bank Building		Wachovia	N
97	2	Woodhaven Apartments		Wachovia	N
98	1	Lowe’s - Texas City, TX	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
99	1	Sunburst Plaza Shopping Center		Wachovia	N
100	1	Lowe’s Shopping Center - Athens, OH		Wachovia	N
101	1	Olympia Temple Terrace Publix Shopping Center	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
103	2	Stonebridge Apartments		Wachovia	N
105	1	Residence Inn #1 - Birmingham, AL		Wachovia	N
107	1	River Pointe Shopping Center		Wachovia	N
108	1	Residence Inn #1 - Akron, OH		Wachovia	N
109	2	Bayberry Place Apartments		Wachovia	N
110	1	733 Yonkers Avenue		Wachovia	N
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
112	1	Wells Lake Commerce Center		Wachovia	N
113	2	The Frontier Apartments		Wachovia	N
114	1	Hyde Park Station Shopping Center		Wachovia	N
115	2	The Avalon Apartments		Wachovia	N
116	2	The Jefferson Park Apartments		Wachovia	N
118	1	Residence Inn #1 - Danvers, MA		Wachovia	N
122	1	Olympia Walgreens - Temple Terrace, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
123	1	Firewheel Corners Shopping Center		Wachovia	N
124	1	Walgreens - Madison, AL		Wachovia	N
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)		Wachovia	N
127	1	Olympia Walgreens - Bradenton, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
128	1	Market Fair Shopping Center		Wachovia	N
130	1	Great American Plaza (building A-2)	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
131	1	Olympia Walgreens - Merritt Island, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
133	1	Olympia Walgreens - Naples, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
135	1	Olympia Walgreens - Lilburn, GA	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
136	1	Residence Inn #1 - Bossier City, LA		Wachovia	Y
137	1	Walgreens - Houston (Westheimer Road, TX)	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
140	1	Olympia Walgreens - Brooksville, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
141	1	Residence Inn #1 - Kalamazoo, MI		Wachovia	N
143	1	Kmart Plaza Shopping Center		Wachovia	N
144	1	Riverside Place		Wachovia	N
145	1	Walgreens - Austin, TX		Wachovia	N
147	1	Dorchester Square		Wachovia	N
149	1	Walgreens - Kennesaw, GA		Wachovia	N
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)		Wachovia	N
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
152	1	Olympia Walgreens - New Smyrna Beach, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
153	1	Olympia Walgreens - Tampa, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
154	1	Olympia Walgreens - Marietta, GA	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
155	1	Olympia Walgreens - Lehigh Acres, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N

Mortgage Loan Number	Loan Group Number	Property Name	Cross Collateralized and Cross Defaulted Loan Flag	Defeasance Loan (Y/N)

89	1	Shoppes at Tuscaloosa		Y
90	1	Residence Inn #1 - Placentia, CA	Residence Inn Portfolio #1	Y
92	1	Crosspointe Plaza		Y
93	1	Olympia Retail Plaza at Dunedin, FL	Olympia Portfolio	Y
94	2	The University Villa Apartments	Provo Portfolio	Y
95	1	Prairie Creek Shopping Center		Y
96	1	National City Bank Building		Y
97	2	Woodhaven Apartments		Y
98	1	Lowe’s - Texas City, TX		Y
99	1	Sunburst Plaza Shopping Center		Y
100	1	Lowe’s Shopping Center - Athens, OH	Continental Portfolio	Y
101	1	Olympia Temple Terrace Publix Shopping Center	Olympia Portfolio	Y
103	2	Stonebridge Apartments		N
105	1	Residence Inn #1 - Birmingham, AL	Residence Inn Portfolio #1	Y
107	1	River Pointe Shopping Center		Y
108	1	Residence Inn #1 - Akron, OH	Residence Inn Portfolio #1	Y
109	2	Bayberry Place Apartments		Y
110	1	733 Yonkers Avenue		Y
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	Olympia Portfolio	Y
112	1	Wells Lake Commerce Center		Y
113	2	The Frontier Apartments		Y
114	1	Hyde Park Station Shopping Center		Y
115	2	The Avalon Apartments		Y
116	2	The Jefferson Park Apartments		Y
118	1	Residence Inn #1 - Danvers, MA	Residence Inn Portfolio #1	Y
122	1	Olympia Walgreens - Temple Terrace, FL	Olympia Portfolio	Y
123	1	Firewheel Corners Shopping Center		N
124	1	Walgreens - Madison, AL	Bernstein Portfolio	Y
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)		Y
127	1	Olympia Walgreens - Bradenton, FL	Olympia Portfolio	Y
128	1	Market Fair Shopping Center	East Capital Portfolio	Y
130	1	Great American Plaza (building A-2)		Y
131	1	Olympia Walgreens - Merritt Island, FL	Olympia Portfolio	Y
133	1	Olympia Walgreens - Naples, FL	Olympia Portfolio	Y
135	1	Olympia Walgreens - Lilburn, GA	Olympia Portfolio	Y
136	1	Residence Inn #1 - Bossier City, LA	Residence Inn Portfolio #1	Y
137	1	Walgreens - Houston (Westheimer Road, TX)		Y
140	1	Olympia Walgreens - Brooksville, FL	Olympia Portfolio	Y
141	1	Residence Inn #1 - Kalamazoo, MI	Residence Inn Portfolio #1	Y
143	1	Kmart Plaza Shopping Center		N
144	1	Riverside Place		N
145	1	Walgreens - Austin, TX		N
147	1	Dorchester Square		Y
149	1	Walgreens - Kennesaw, GA	Bernstein Portfolio	Y
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)	Bernstein Portfolio	Y
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	Olympia Portfolio	Y
152	1	Olympia Walgreens - New Smyrna Beach, FL	Olympia Portfolio	Y
153	1	Olympia Walgreens - Tampa, FL	Olympia Portfolio	Y
154	1	Olympia Walgreens - Marietta, GA	Olympia Portfolio	Y
155	1	Olympia Walgreens - Lehigh Acres, FL	Olympia Portfolio	Y

Mortgage Loan Number	Loan Group Number	Property Name	Early Defeasance	Secured by LC	Interest Accrual Method	Lockbox

89	1	Shoppes at Tuscaloosa	N	N	Actual/360
90	1	Residence Inn #1 - Placentia, CA	N	N	Actual/360
92	1	Crosspointe Plaza	N	N	Actual/360
93	1	Olympia Retail Plaza at Dunedin, FL	N	N	Actual/360	Springing
94	2	The University Villa Apartments	N	N	Actual/360
95	1	Prairie Creek Shopping Center	N	Y	Actual/360
96	1	National City Bank Building	N	N	Actual/360	Day 1
97	2	Woodhaven Apartments	N	N	Actual/360
98	1	Lowe’s - Texas City, TX	N	N	Actual/360	Springing
99	1	Sunburst Plaza Shopping Center	N	N	Actual/360
100	1	Lowe’s Shopping Center - Athens, OH	N	N	Actual/360
101	1	Olympia Temple Terrace Publix Shopping Center	N	N	Actual/360	Springing
103	2	Stonebridge Apartments	N	N	Actual/360	Springing
105	1	Residence Inn #1 - Birmingham, AL	N	N	Actual/360
107	1	River Pointe Shopping Center	N	N	Actual/360
108	1	Residence Inn #1 - Akron, OH	N	N	Actual/360
109	2	Bayberry Place Apartments	N	N	Actual/360
110	1	733 Yonkers Avenue	N	N	Actual/360
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)	N	N	Actual/360	Springing
112	1	Wells Lake Commerce Center	N	Y	Actual/360
113	2	The Frontier Apartments	N	N	Actual/360
114	1	Hyde Park Station Shopping Center	N	N	Actual/360
115	2	The Avalon Apartments	N	N	Actual/360
116	2	The Jefferson Park Apartments	N	N	Actual/360
118	1	Residence Inn #1 - Danvers, MA	N	N	Actual/360
122	1	Olympia Walgreens - Temple Terrace, FL	N	N	Actual/360	Springing
123	1	Firewheel Corners Shopping Center	N	N	Actual/360
124	1	Walgreens - Madison, AL	N	N	Actual/360
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)	N	N	Actual/360
127	1	Olympia Walgreens - Bradenton, FL	N	N	Actual/360	Springing
128	1	Market Fair Shopping Center	N	N	Actual/360	Springing
130	1	Great American Plaza (building A-2)	N	N	Actual/360	Springing
131	1	Olympia Walgreens - Merritt Island, FL	N	N	Actual/360	Springing
133	1	Olympia Walgreens - Naples, FL	N	N	Actual/360	Springing
135	1	Olympia Walgreens - Lilburn, GA	N	N	Actual/360	Springing
136	1	Residence Inn #1 - Bossier City, LA	N	N	Actual/360
137	1	Walgreens - Houston (Westheimer Road, TX)	N	N	Actual/360	Day 1
140	1	Olympia Walgreens - Brooksville, FL	N	N	Actual/360	Springing
141	1	Residence Inn #1 - Kalamazoo, MI	N	N	Actual/360
143	1	Kmart Plaza Shopping Center	N	N	Actual/360	Springing
144	1	Riverside Place	N	N	Actual/360	Springing
145	1	Walgreens - Austin, TX	N	N	Actual/360
147	1	Dorchester Square	N	N	Actual/360
149	1	Walgreens - Kennesaw, GA	N	N	Actual/360
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)	N	N	Actual/360
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)	N	N	Actual/360	Springing
152	1	Olympia Walgreens - New Smyrna Beach, FL	N	N	Actual/360	Springing
153	1	Olympia Walgreens - Tampa, FL	N	N	Actual/360	Springing
154	1	Olympia Walgreens - Marietta, GA	N	N	Actual/360	Springing
155	1	Olympia Walgreens - Lehigh Acres, FL	N	N	Actual/360	Springing

Mortgage Loan Number	Loan Group Number	Property Name	Annual Deposit to Replacement Reserve	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

89	1	Shoppes at Tuscaloosa
90	1	Residence Inn #1 - Placentia, CA
92	1	Crosspointe Plaza	7,298			(3)
93	1	Olympia Retail Plaza at Dunedin, FL
94	2	The University Villa Apartments	31,250	93,750
95	1	Prairie Creek Shopping Center	6,621
96	1	National City Bank Building	32,121			(3)
97	2	Woodhaven Apartments	44,000	220,688
98	1	Lowe’s - Texas City, TX
99	1	Sunburst Plaza Shopping Center	20,172	52,256
100	1	Lowe’s Shopping Center - Athens, OH	5,289
101	1	Olympia Temple Terrace Publix Shopping Center
103	2	Stonebridge Apartments
105	1	Residence Inn #1 - Birmingham, AL
107	1	River Pointe Shopping Center	4,290			(3)
108	1	Residence Inn #1 - Akron, OH
109	2	Bayberry Place Apartments	30,000	243,688
110	1	733 Yonkers Avenue	9,699	127,563	137,500	(3)
111	1	Olympia Walgreens - Sarasota (Tamiami Trail, FL)
112	1	Wells Lake Commerce Center
113	2	The Frontier Apartments	45,500	311,150
114	1	Hyde Park Station Shopping Center	5,749			(3)
115	2	The Avalon Apartments		14,750
116	2	The Jefferson Park Apartments	7,500
118	1	Residence Inn #1 - Danvers, MA
122	1	Olympia Walgreens - Temple Terrace, FL
123	1	Firewheel Corners Shopping Center	2,213			(3)
124	1	Walgreens - Madison, AL
126	1	Walgreens/Chase Bank - Houston (West Bellfort Avenue, TX)
127	1	Olympia Walgreens - Bradenton, FL
128	1	Market Fair Shopping Center	16,437	4,375		(3)
130	1	Great American Plaza (building A-2)	2,172			(3)
131	1	Olympia Walgreens - Merritt Island, FL
133	1	Olympia Walgreens - Naples, FL
135	1	Olympia Walgreens - Lilburn, GA
136	1	Residence Inn #1 - Bossier City, LA
137	1	Walgreens - Houston (Westheimer Road, TX)
140	1	Olympia Walgreens - Brooksville, FL
141	1	Residence Inn #1 - Kalamazoo, MI
143	1	Kmart Plaza Shopping Center	14,386	6,906	100,000	(3)
144	1	Riverside Place		93,250
145	1	Walgreens - Austin, TX
147	1	Dorchester Square	6,098	4,125		(3)
149	1	Walgreens - Kennesaw, GA
150	1	Walgreens - Lawrenceville (Duluth Highway, GA)
151	1	Olympia Walgreens - Sarasota (Bee Ridge Road, FL)
152	1	Olympia Walgreens - New Smyrna Beach, FL
153	1	Olympia Walgreens - Tampa, FL
154	1	Olympia Walgreens - Marietta, GA
155	1	Olympia Walgreens - Lehigh Acres, FL

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

156	1	Olympia Walgreens - Decatur, GA	2035 Candler Road	Decatur	GA	30032	Dekalb
157	1	Olympia Walgreens - Seminole, FL	10563 Park Boulevard	Seminole	FL	33772	Pinellas
158	1	Walgreens - Richmond Heights, OH	751 Richmond Road	Richmond Heights	OH	44143	Cuyahoga
160	1	Walgreens - Glen Burnie, MD	7953 Crain Highway South	Glen Burnie	MD	21061	Anne Arundel
161	1	Olympia Walgreens - Ocoee, FL	1669 East Silver Star Road	Ocoee	FL	34761	Orange
162	1	Residence Inn #1 - Jackson, MS	881 East River Place	Jackson	MS	39202	Hinds
163	1	Walgreens - Ashland, IL	8636 South Ashland Avenue	Chicago	IL	60620	Cook
164	1	Suwannee Plaza Shopping Center	6820-6852 US Highway 129 & 10549-1553 Suwannee Plaza Boulevard	Live Oak	FL	32060	Suwannee
167	1	Walgreens - Garfield Heights, OH	5090 Turney Road	Garfield Heights	OH	44125	Cuyahoga
170	1	Walgreens - Hamilton, OH	562 Main Street	Hamilton	OH	45013	Butler
171	1	Mings Shopping Center	1102-1130 Washington Street	Boston	MA	02118	Suffolk
175	1	Olympia Walgreens - Homosassa, FL	4029 South Suncoast Boulevard	Homosassa	FL	34446	Citrus
176	1	Walgreens - Reno, NV	12645 South Virginia Street	Reno	NV	89511	Washoe
178	1	Olympia Walgreens - Oldsmar, FL	3770 Tampa Road	Oldsmar	FL	34677	Pinellas
179	1	Walgreens - Columbus, OH	3093 Cleveland Avenue	Columbus	OH	43224	Franklin
180	2	Autumn Manor Apartments	9960 McCombs Street	El Paso	TX	79924	El Paso
182	1	Olympia Walgreens - Lake Wales, FL	1903 State Road 60 East	Lake Wales	FL	33853	Polk
184	1	Walgreens - Medway, MA	68 Main Street	Medway	MA	02053	Norfolk
186	1	Walgreens - Clinton, CT	218 East Main Street	Clinton	CT	06413	Middlesex
187	1	Walgreens - Willimantic, CT	1475 West Main Street	Willimantic	CT	06226	Windham
188	1	Walgreens - Fairborn, OH	183 West Dayton Yellow Springs Road	Fairborn	OH	45324	Greene
189	1	Walgreens - Goldsboro, NC	2606 East Ash Street	Goldsboro	NC	27534	Wayne
190	1	Broadway Corners	5949 Broadway Boulevard	Garland	TX	75043	Dallas
191	1	Shoppes at Trace Fork	40 RHL Boulevard	South Charleston	WV	25309	Kanawha
193	1	Residence Inn #1 - Memphis, TN	6141 Old Poplar Pike	Memphis	TN	38119	Shelby
195	1	Babcock Apartments	222 and 230 Babcock Street	Brookline	MA	02446	Norfolk
196	1	Walgreens - Ponca City, OK	2300 North 14th Street	Ponca City	OK	74601	Kay
197	1	Walgreens - Jacksonville, AR	819 Main Street	Jacksonville	AR	72076	Pulaski
198	1	Walgreens - Eatonville, FL	2814 West Kennedy Boulevard	Eatonville	FL	32810	Orange
199	1	Olympia Medical/Office Pool	Various	Dunedin	FL	34698	Pinellas
199.1		Medical Associates of Pinellas Building	1064 Keene Road	Dunedin	FL	34698	Pinellas
199.2		Olympia Office Center	1060 Keene Road	Dunedin	FL	34698	Pinellas
200	1	Walgreens - Newton, IA	1204 1st Avenue East	Newton	IA	50208	Jasper
202	1	Walgreens - Carlsbad, NM	1401 West Pierce Street	Carlsbad	NM	88220	Eddy
203	1	Rite Aid - Midland, MI	2910 Ashman Street	Midland	MI	48640	Midland
204	1	Walgreens - Slidell, LA	4142 Pontchartrain Drive	Slidell	LA	70458	St. Tammany Parish
205	1	Walgreens - Edgewood, NM	5 Walker Road	Edgewood	NM	87015	Santa Fe
206	1	Lowe’s - Athens, OH	975 East State Street	Athens	OH	45701	Athens
207	1	Walgreens - Covington, TN	950 Highway 51N	Covington	TN	38019	Tipton
209	1	The Courtyard at Westgate	105-107 Westgate Drive	Burlington	MA	01803	Middlesex
210	1	Walgreens - Spring, TX	560 Rayford Road	Spring	TX	77386	Montgomery
212	1	Cole Rite Aid - Memphis, TN	3060 Thomas Street	Memphis	TN	38127	Shelby
215	1	Cole Rite Aid - Warren, OH	1560 Parkman Road NW	Warren	OH	44485	Trumbull
216	1	Olympia Retail Plaza at Daytona Beach, FL	600 East Seabreeze Boulevard and 537 North Atlantic Avenue	Daytona Beach	FL	32118	Volusia
217	2	Brook Crossing Apartments	3816 Wilshire Boulevard	Wilmington	NC	28403	New Hanover
218	1	Olympia Applebees - Lithia Springs, GA	550 Thornton Road	Lithia Springs	GA	30122	Douglas
219	1	Cole Walgreens - Lawrence, KS	400 West 23rd Street	Lawrence	KS	66046	Douglas
220	1	Kindercare - Rocky Hill, CT	303 Cromwell Avenue	Rocky Hill	CT	06067	Hartford
221	1	Kindercare - Santa Clarita, CA	27908 Seco Canyon Road	Santa Clarita	CA	91350	Los Angeles
223	1	Cole Walgreens - Cahokia, IL	1201 Camp Jackson Road	Cahokia	IL	62206	Saint Clair
224	1	Cole Walgreens - Cleveland, OH	15609 Lakeshore Boulevard	Cleveland	OH	44110	Cuyahoga
225	1	Cole Walgreens - Houston (Almeda Road), TX	5202 Almeda Road	Houston	TX	77004	Harris
226	1	Kindercare - Wayne, NJ	23 Barbour Pond Drive	Wayne	NJ	07470	Passaic

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

156	1	Olympia Walgreens - Decatur, GA	3,399,000.00	21,280.75		5.7000%	13,905
157	1	Olympia Walgreens - Seminole, FL	3,399,000.00	21,280.75		5.7000%	15,930
158	1	Walgreens - Richmond Heights, OH	3,387,000.00	IO		5.3000%	13,216
160	1	Walgreens - Glen Burnie, MD	3,369,000.00	IO		5.0000%	13,650
161	1	Olympia Walgreens - Ocoee, FL	3,361,000.00	21,042.83		5.7000%	15,120
162	1	Residence Inn #1 - Jackson, MS	3,360,000.00	23,491.19		6.8800%	119
163	1	Walgreens - Ashland, IL	3,338,309.35	18,939.26		5.4800%	15,035
164	1	Suwannee Plaza Shopping Center	3,253,878.91	19,863.80		5.4200%	38,171
167	1	Walgreens - Garfield Heights, OH	3,128,000.00	IO		5.3500%	13,650
170	1	Walgreens - Hamilton, OH	3,033,250.00	IO		5.5000%	13,650
171	1	Mings Shopping Center	3,000,000.00	IO		5.3000%	28,509
175	1	Olympia Walgreens - Homosassa, FL	2,983,000.00	18,676.22		5.7000%	15,930
176	1	Walgreens - Reno, NV	2,952,688.35	16,226.26		5.1850%	14,560
178	1	Olympia Walgreens - Oldsmar, FL	2,870,000.00	17,968.74		5.7000%	15,120
179	1	Walgreens - Columbus, OH	2,868,000.00	IO		5.1000%	14,490
180	2	Autumn Manor Apartments	2,850,000.00	15,632.06		5.1900%	159
182	1	Olympia Walgreens - Lake Wales, FL	2,832,000.00	17,730.82		5.7000%	15,930
184	1	Walgreens - Medway, MA	2,751,096.59	15,452.98		5.3900%	14,560
186	1	Walgreens - Clinton, CT	2,711,219.00	15,500.75		5.5500%	13,650
187	1	Walgreens - Willimantic, CT	2,709,000.00	IO		5.5000%	13,650
188	1	Walgreens - Fairborn, OH	2,617,000.00	IO		5.5000%	14,490
189	1	Walgreens - Goldsboro, NC	2,611,510.00	IO		5.5000%	14,560
190	1	Broadway Corners	2,600,000.00	14,357.03		5.2500%	13,719
191	1	Shoppes at Trace Fork	2,596,312.20	14,567.36		5.3800%	23,754
193	1	Residence Inn #1 - Memphis, TN	2,535,000.00	17,723.26		6.8800%	105
195	1	Babcock Apartments	2,500,000.00	IO		5.2500%	62
196	1	Walgreens - Ponca City, OK	2,443,000.00	IO		5.5900%	14,560
197	1	Walgreens - Jacksonville, AR	2,431,000.00	IO		5.1000%	14,560
198	1	Walgreens - Eatonville, FL	2,417,000.00	IO		5.1000%	14,560
199	1	Olympia Medical/Office Pool	2,402,000.00	15,038.64		5.7000%	27,968
199.1		Medical Associates of Pinellas Building					13,984
199.2		Olympia Office Center					13,984
200	1	Walgreens - Newton, IA	2,393,000.00	IO		5.0600%	15,047
202	1	Walgreens - Carlsbad, NM	2,335,000.00	IO		5.5000%	14,560
203	1	Rite Aid - Midland, MI	2,196,909.80	12,449.98		5.4700%	11,180
204	1	Walgreens - Slidell, LA	2,192,000.00	IO		5.3500%	14,560
205	1	Walgreens - Edgewood, NM	2,128,000.00	IO		5.5000%	14,560
206	1	Lowe’s - Athens, OH	2,116,953.31	11,719.85		5.2600%	109,812
207	1	Walgreens - Covington, TN	2,096,000.00	IO		5.1800%	14,560
209	1	The Courtyard at Westgate	2,000,000.00	IO		5.2500%	20
210	1	Walgreens - Spring, TX	1,973,000.00	IO		5.1900%	14,560
212	1	Cole Rite Aid - Memphis, TN	1,924,800.00	IO		5.3600%	11,180
215	1	Cole Rite Aid - Warren, OH	1,842,700.00	IO		5.3600%	11,180
216	1	Olympia Retail Plaza at Daytona Beach, FL	1,795,000.00	10,809.51		5.3000%	21,226
217	2	Brook Crossing Apartments	1,772,482.37	9,945.02		5.3800%	40
218	1	Olympia Applebees - Lithia Springs, GA	1,662,000.00	10,405.59		5.7000%	4,523
219	1	Cole Walgreens - Lawrence, KS	1,526,000.00	IO		5.1500%	12,844
220	1	Kindercare - Rocky Hill, CT	1,366,369.70	8,479.96		5.5900%	10,140
221	1	Kindercare - Santa Clarita, CA	1,334,405.85	8,281.59		5.5900%	9,850
223	1	Cole Walgreens - Cahokia, IL	1,305,000.00	IO		4.6200%	13,422
224	1	Cole Walgreens - Cleveland, OH	1,224,000.00	IO		4.6200%	13,500
225	1	Cole Walgreens - Houston (Almeda Road), TX	1,207,000.00	IO		5.1500%	13,000
226	1	Kindercare - Wayne, NJ	1,157,979.30	7,186.65		5.5900%	9,390

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

156	1	Olympia Walgreens - Decatur, GA	Sq. Ft.	120	119	02/11/15	300	300
157	1	Olympia Walgreens - Seminole, FL	Sq. Ft.	120	119	02/11/15	300	300
158	1	Walgreens - Richmond Heights, OH	Sq. Ft.	120	116	11/11/14	IO	IO
160	1	Walgreens - Glen Burnie, MD	Sq. Ft.	120	117	12/11/14	IO	IO
161	1	Olympia Walgreens - Ocoee, FL	Sq. Ft.	120	119	02/11/15	300	300
162	1	Residence Inn #1 - Jackson, MS	Rooms	120	116	11/11/14	300	300
163	1	Walgreens - Ashland, IL	Sq. Ft.	120	119	02/11/15	360	359
164	1	Suwannee Plaza Shopping Center	Sq. Ft.	120	119	02/11/15	300	299
167	1	Walgreens - Garfield Heights, OH	Sq. Ft.	120	117	12/11/14	IO	IO
170	1	Walgreens - Hamilton, OH	Sq. Ft.	120	114	09/11/14	IO	IO
171	1	Mings Shopping Center	Sq. Ft.	120	118	01/11/15	IO	IO
175	1	Olympia Walgreens - Homosassa, FL	Sq. Ft.	120	119	02/11/15	300	300
176	1	Walgreens - Reno, NV	Sq. Ft.	120	118	01/11/15	360	358
178	1	Olympia Walgreens - Oldsmar, FL	Sq. Ft.	120	119	02/11/15	300	300
179	1	Walgreens - Columbus, OH	Sq. Ft.	120	119	02/11/15	IO	IO
180	2	Autumn Manor Apartments	Units	120	118	01/11/15	360	360
182	1	Olympia Walgreens - Lake Wales, FL	Sq. Ft.	120	119	02/11/15	300	300
184	1	Walgreens - Medway, MA	Sq. Ft.	120	119	02/11/15	360	359
186	1	Walgreens - Clinton, CT	Sq. Ft.	120	119	02/11/15	360	359
187	1	Walgreens - Willimantic, CT	Sq. Ft.	120	115	10/11/14	IO	IO
188	1	Walgreens - Fairborn, OH	Sq. Ft.	120	115	10/11/14	IO	IO
189	1	Walgreens - Goldsboro, NC	Sq. Ft.	120	114	09/11/14	IO	IO
190	1	Broadway Corners	Sq. Ft.	60	59	02/11/10	360	360
191	1	Shoppes at Trace Fork	Sq. Ft.	120	119	02/11/15	360	359
193	1	Residence Inn #1 - Memphis, TN	Rooms	120	116	11/11/14	300	300
195	1	Babcock Apartments	Units	120	118	01/11/15	IO	IO
196	1	Walgreens - Ponca City, OK	Sq. Ft.	120	117	12/11/14	IO	IO
197	1	Walgreens - Jacksonville, AR	Sq. Ft.	120	118	01/11/15	IO	IO
198	1	Walgreens - Eatonville, FL	Sq. Ft.	120	116	11/11/14	IO	IO
199	1	Olympia Medical/Office Pool	Sq. Ft.	120	119	02/11/15	300	300
199.1		Medical Associates of Pinellas Building	Sq. Ft.
199.2		Olympia Office Center	Sq. Ft.
200	1	Walgreens - Newton, IA	Sq. Ft.	60	55	10/11/09	IO	IO
202	1	Walgreens - Carlsbad, NM	Sq. Ft.	120	114	09/11/14	IO	IO
203	1	Rite Aid - Midland, MI	Sq. Ft.	120	119	02/11/15	360	359
204	1	Walgreens - Slidell, LA	Sq. Ft.	120	116	11/11/14	IO	IO
205	1	Walgreens - Edgewood, NM	Sq. Ft.	120	115	10/11/14	IO	IO
206	1	Lowe’s - Athens, OH	Sq. Ft.	120	119	02/11/15	360	359
207	1	Walgreens - Covington, TN	Sq. Ft.	120	116	11/11/14	IO	IO
209	1	The Courtyard at Westgate	Units	120	118	01/11/15	IO	IO
210	1	Walgreens - Spring, TX	Sq. Ft.	120	118	01/11/15	IO	IO
212	1	Cole Rite Aid - Memphis, TN	Sq. Ft.	60	56	11/11/09	IO	IO
215	1	Cole Rite Aid - Warren, OH	Sq. Ft.	60	56	11/11/09	IO	IO
216	1	Olympia Retail Plaza at Daytona Beach, FL	Sq. Ft.	120	119	02/11/15	300	300
217	2	Brook Crossing Apartments	Units	120	119	02/11/15	360	359
218	1	Olympia Applebees - Lithia Springs, GA	Sq. Ft.	120	119	02/11/15	300	300
219	1	Cole Walgreens - Lawrence, KS	Sq. Ft.	60	56	11/11/09	IO	IO
220	1	Kindercare - Rocky Hill, CT	Sq. Ft.	120	119	02/11/15	300	299
221	1	Kindercare - Santa Clarita, CA	Sq. Ft.	120	119	02/11/15	300	299
223	1	Cole Walgreens - Cahokia, IL	Sq. Ft.	60	57	12/11/09	IO	IO
224	1	Cole Walgreens - Cleveland, OH	Sq. Ft.	60	57	12/11/09	IO	IO
225	1	Cole Walgreens - Houston (Almeda Road), TX	Sq. Ft.	60	56	11/11/09	IO	IO
226	1	Kindercare - Wayne, NJ	Sq. Ft.	120	119	02/11/15	300	299

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loans	Anticipated Repayment Date

156	1	Olympia Walgreens - Decatur, GA	Fee	0.04000%	Y	02/11/15
157	1	Olympia Walgreens - Seminole, FL	Fee	0.04000%	Y	02/11/15
158	1	Walgreens - Richmond Heights, OH	Fee	0.04000%	Y	11/11/14
160	1	Walgreens - Glen Burnie, MD	Fee	0.04000%	Y	12/11/14
161	1	Olympia Walgreens - Ocoee, FL	Fee	0.04000%	Y	02/11/15
162	1	Residence Inn #1 - Jackson, MS	Fee	0.04000%	N
163	1	Walgreens - Ashland, IL	Fee	0.04000%	N
164	1	Suwannee Plaza Shopping Center	Fee	0.04000%	N
167	1	Walgreens - Garfield Heights, OH	Fee	0.04000%	Y	12/11/14
170	1	Walgreens - Hamilton, OH	Fee	0.04000%	Y	09/11/14
171	1	Mings Shopping Center	Fee	0.04000%	N
175	1	Olympia Walgreens - Homosassa, FL	Fee	0.04000%	Y	02/11/15
176	1	Walgreens - Reno, NV	Fee	0.04000%	N
178	1	Olympia Walgreens - Oldsmar, FL	Fee	0.04000%	Y	02/11/15
179	1	Walgreens - Columbus, OH	Fee	0.04000%	Y	02/11/15
180	2	Autumn Manor Apartments	Fee	0.04000%	N
182	1	Olympia Walgreens - Lake Wales, FL	Fee	0.04000%	Y	02/11/15
184	1	Walgreens - Medway, MA	Leasehold	0.04000%	N
186	1	Walgreens - Clinton, CT	Leasehold	0.04000%	N
187	1	Walgreens - Willimantic, CT	Fee	0.04000%	Y	10/11/14
188	1	Walgreens - Fairborn, OH	Fee	0.04000%	Y	10/11/14
189	1	Walgreens - Goldsboro, NC	Fee	0.04000%	Y	09/11/14
190	1	Broadway Corners	Fee	0.04000%	N
191	1	Shoppes at Trace Fork	Fee	0.04000%	N
193	1	Residence Inn #1 - Memphis, TN	Fee	0.04000%	N
195	1	Babcock Apartments	Fee	0.04000%	N
196	1	Walgreens - Ponca City, OK	Fee	0.04000%	Y	12/11/14
197	1	Walgreens - Jacksonville, AR	Fee	0.04000%	Y	01/11/15
198	1	Walgreens - Eatonville, FL	Fee	0.04000%	Y	11/11/14
199	1	Olympia Medical/Office Pool	Fee	0.04000%	Y	02/11/15
199.1		Medical Associates of Pinellas Building
199.2		Olympia Office Center
200	1	Walgreens - Newton, IA	Fee	0.04000%	Y	10/11/09
202	1	Walgreens - Carlsbad, NM	Fee	0.04000%	Y	09/11/14
203	1	Rite Aid - Midland, MI	Fee	0.04000%	N
204	1	Walgreens - Slidell, LA	Fee	0.04000%	Y	11/11/14
205	1	Walgreens - Edgewood, NM	Fee	0.04000%	Y	10/11/14
206	1	Lowe’s - Athens, OH	Leasehold	0.04000%	N
207	1	Walgreens - Covington, TN	Fee	0.04000%	Y	11/11/14
209	1	The Courtyard at Westgate	Fee	0.04000%	N
210	1	Walgreens - Spring, TX	Fee	0.04000%	Y	01/11/15
212	1	Cole Rite Aid - Memphis, TN	Fee	0.04000%	Y	11/11/09
215	1	Cole Rite Aid - Warren, OH	Fee	0.04000%	Y	11/11/09
216	1	Olympia Retail Plaza at Daytona Beach, FL	Fee	0.04000%	Y	02/11/15
217	2	Brook Crossing Apartments	Fee	0.04000%	N
218	1	Olympia Applebees - Lithia Springs, GA	Fee	0.04000%	Y	02/11/15
219	1	Cole Walgreens - Lawrence, KS	Fee	0.04000%	Y	11/11/09
220	1	Kindercare - Rocky Hill, CT	Fee	0.04000%	N
221	1	Kindercare - Santa Clarita, CA	Fee	0.04000%	N
223	1	Cole Walgreens - Cahokia, IL	Fee	0.04000%	Y	12/11/09
224	1	Cole Walgreens - Cleveland, OH	Fee	0.04000%	Y	12/11/09
225	1	Cole Walgreens - Houston (Almeda Road), TX	Fee	0.04000%	Y	11/11/09
226	1	Kindercare - Wayne, NJ	Fee	0.04000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Additional Interest Rate	Loan Originator	Environmental Insurance

156	1	Olympia Walgreens - Decatur, GA	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
157	1	Olympia Walgreens - Seminole, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
158	1	Walgreens - Richmond Heights, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
160	1	Walgreens - Glen Burnie, MD	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
161	1	Olympia Walgreens - Ocoee, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
162	1	Residence Inn #1 - Jackson, MS		Wachovia	N
163	1	Walgreens - Ashland, IL		Wachovia	N
164	1	Suwannee Plaza Shopping Center		Wachovia	N
167	1	Walgreens - Garfield Heights, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
170	1	Walgreens - Hamilton, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
171	1	Mings Shopping Center		Wachovia	N
175	1	Olympia Walgreens - Homosassa, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
176	1	Walgreens - Reno, NV		Wachovia	N
178	1	Olympia Walgreens - Oldsmar, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
179	1	Walgreens - Columbus, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
180	2	Autumn Manor Apartments		Wachovia	N
182	1	Olympia Walgreens - Lake Wales, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
184	1	Walgreens - Medway, MA		Wachovia	N
186	1	Walgreens - Clinton, CT		Wachovia	Y
187	1	Walgreens - Willimantic, CT	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
188	1	Walgreens - Fairborn, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
189	1	Walgreens - Goldsboro, NC	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
190	1	Broadway Corners		Wachovia	N
191	1	Shoppes at Trace Fork		Wachovia	N
193	1	Residence Inn #1 - Memphis, TN		Wachovia	N
195	1	Babcock Apartments		Wachovia	N
196	1	Walgreens - Ponca City, OK	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
197	1	Walgreens - Jacksonville, AR	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
198	1	Walgreens - Eatonville, FL	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
199	1	Olympia Medical/Office Pool	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
199.1		Medical Associates of Pinellas Building
199.2		Olympia Office Center
200	1	Walgreens - Newton, IA	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
202	1	Walgreens - Carlsbad, NM	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
203	1	Rite Aid - Midland, MI		Wachovia	N
204	1	Walgreens - Slidell, LA	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
205	1	Walgreens - Edgewood, NM	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
206	1	Lowe’s - Athens, OH		Wachovia	N
207	1	Walgreens - Covington, TN	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
209	1	The Courtyard at Westgate		Wachovia	N
210	1	Walgreens - Spring, TX	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
212	1	Cole Rite Aid - Memphis, TN	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
215	1	Cole Rite Aid - Warren, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
216	1	Olympia Retail Plaza at Daytona Beach, FL	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
217	2	Brook Crossing Apartments		Wachovia	N
218	1	Olympia Applebees - Lithia Springs, GA	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
219	1	Cole Walgreens - Lawrence, KS	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
220	1	Kindercare - Rocky Hill, CT		Wachovia	N
221	1	Kindercare - Santa Clarita, CA		Wachovia	N
223	1	Cole Walgreens - Cahokia, IL	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
224	1	Cole Walgreens - Cleveland, OH	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
225	1	Cole Walgreens - Houston (Almeda Road), TX	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%	Wachovia	N
226	1	Kindercare - Wayne, NJ		Wachovia	N

Mortgage Loan Number	Loan Group Number	Property Name	Cross Collateralized and Cross Defaulted Loan Flag	Defeasance Loan (Y/N)

156	1	Olympia Walgreens - Decatur, GA	Olympia Portfolio	Y
157	1	Olympia Walgreens - Seminole, FL	Olympia Portfolio	Y
158	1	Walgreens - Richmond Heights, OH		Y
160	1	Walgreens - Glen Burnie, MD		Y
161	1	Olympia Walgreens - Ocoee, FL	Olympia Portfolio	Y
162	1	Residence Inn #1 - Jackson, MS	Residence Inn Portfolio #1	Y
163	1	Walgreens - Ashland, IL		N
164	1	Suwannee Plaza Shopping Center		Y
167	1	Walgreens - Garfield Heights, OH		Y
170	1	Walgreens - Hamilton, OH		Y
171	1	Mings Shopping Center		N
175	1	Olympia Walgreens - Homosassa, FL	Olympia Portfolio	Y
176	1	Walgreens - Reno, NV		Y
178	1	Olympia Walgreens - Oldsmar, FL	Olympia Portfolio	Y
179	1	Walgreens - Columbus, OH		Y
180	2	Autumn Manor Apartments		Y
182	1	Olympia Walgreens - Lake Wales, FL	Olympia Portfolio	Y
184	1	Walgreens - Medway, MA		Y
186	1	Walgreens - Clinton, CT		Y
187	1	Walgreens - Willimantic, CT		Y
188	1	Walgreens - Fairborn, OH		Y
189	1	Walgreens - Goldsboro, NC		Y
190	1	Broadway Corners		Y
191	1	Shoppes at Trace Fork		Y
193	1	Residence Inn #1 - Memphis, TN	Residence Inn Portfolio #1	Y
195	1	Babcock Apartments		N
196	1	Walgreens - Ponca City, OK		Y
197	1	Walgreens - Jacksonville, AR		Y
198	1	Walgreens - Eatonville, FL		Y
199	1	Olympia Medical/Office Pool	Olympia Portfolio	Y
199.1		Medical Associates of Pinellas Building
199.2		Olympia Office Center
200	1	Walgreens - Newton, IA		Y
202	1	Walgreens - Carlsbad, NM		Y
203	1	Rite Aid - Midland, MI		Y
204	1	Walgreens - Slidell, LA		Y
205	1	Walgreens - Edgewood, NM		Y
206	1	Lowe’s - Athens, OH	Continental Portfolio	Y
207	1	Walgreens - Covington, TN		Y
209	1	The Courtyard at Westgate		N
210	1	Walgreens - Spring, TX		Y
212	1	Cole Rite Aid - Memphis, TN	Cole Portfolio	Y
215	1	Cole Rite Aid - Warren, OH	Cole Portfolio	Y
216	1	Olympia Retail Plaza at Daytona Beach, FL	Olympia Portfolio	Y
217	2	Brook Crossing Apartments		Y
218	1	Olympia Applebees - Lithia Springs, GA	Olympia Portfolio	Y
219	1	Cole Walgreens - Lawrence, KS	Cole Portfolio	Y
220	1	Kindercare - Rocky Hill, CT	Kindercare Portfolio	Y
221	1	Kindercare - Santa Clarita, CA	Kindercare Portfolio	Y
223	1	Cole Walgreens - Cahokia, IL	Cole Portfolio	Y
224	1	Cole Walgreens - Cleveland, OH	Cole Portfolio	Y
225	1	Cole Walgreens - Houston (Almeda Road), TX	Cole Portfolio	Y
226	1	Kindercare - Wayne, NJ	Kindercare Portfolio	Y

Mortgage Loan Number	Loan Group Number	Property Name	Early Defeasance	Secured by LC	Interest Accrual Method	Lockbox

156	1	Olympia Walgreens - Decatur, GA	N	N	Actual/360	Springing
157	1	Olympia Walgreens - Seminole, FL	N	N	Actual/360	Springing
158	1	Walgreens - Richmond Heights, OH	N	N	Actual/360	Day 1
160	1	Walgreens - Glen Burnie, MD	N	N	Actual/360	Springing
161	1	Olympia Walgreens - Ocoee, FL	N	N	Actual/360	Springing
162	1	Residence Inn #1 - Jackson, MS	N	N	Actual/360
163	1	Walgreens - Ashland, IL	N	N	Actual/360
164	1	Suwannee Plaza Shopping Center	N	N	Actual/360
167	1	Walgreens - Garfield Heights, OH	N	N	Actual/360	Springing
170	1	Walgreens - Hamilton, OH	N	N	Actual/360	Day 1
171	1	Mings Shopping Center	N	N	Actual/360	Springing
175	1	Olympia Walgreens - Homosassa, FL	N	N	Actual/360	Springing
176	1	Walgreens - Reno, NV	N	N	Actual/360
178	1	Olympia Walgreens - Oldsmar, FL	N	N	Actual/360	Springing
179	1	Walgreens - Columbus, OH	N	N	Actual/360	Springing
180	2	Autumn Manor Apartments	N	N	Actual/360
182	1	Olympia Walgreens - Lake Wales, FL	N	N	Actual/360	Springing
184	1	Walgreens - Medway, MA	N	N	Actual/360	Day 1
186	1	Walgreens - Clinton, CT	N	N	Actual/360	Day 1
187	1	Walgreens - Willimantic, CT	N	N	Actual/360	Day 1
188	1	Walgreens - Fairborn, OH	N	N	Actual/360	Day 1
189	1	Walgreens - Goldsboro, NC	N	N	Actual/360	Day 1
190	1	Broadway Corners	N	N	Actual/360
191	1	Shoppes at Trace Fork	N	N	Actual/360
193	1	Residence Inn #1 - Memphis, TN	N	N	Actual/360
195	1	Babcock Apartments	N	N	Actual/360	Springing
196	1	Walgreens - Ponca City, OK	N	N	Actual/360	Springing
197	1	Walgreens - Jacksonville, AR	N	N	Actual/360	Springing
198	1	Walgreens - Eatonville, FL	N	N	Actual/360	Day 1
199	1	Olympia Medical/Office Pool	N	N	Actual/360	Springing
199.1		Medical Associates of Pinellas Building
199.2		Olympia Office Center
200	1	Walgreens - Newton, IA	N	N	Actual/360	Springing
202	1	Walgreens - Carlsbad, NM	N	N	Actual/360	Day 1
203	1	Rite Aid - Midland, MI	N	N	Actual/360
204	1	Walgreens - Slidell, LA	N	N	Actual/360	Day 1
205	1	Walgreens - Edgewood, NM	N	N	Actual/360	Day 1
206	1	Lowe’s - Athens, OH	N	N	Actual/360
207	1	Walgreens - Covington, TN	N	N	Actual/360	Day 1
209	1	The Courtyard at Westgate	N	N	Actual/360	Springing
210	1	Walgreens - Spring, TX	N	N	Actual/360	Springing
212	1	Cole Rite Aid - Memphis, TN	N	N	Actual/360	Springing
215	1	Cole Rite Aid - Warren, OH	N	N	Actual/360	Springing
216	1	Olympia Retail Plaza at Daytona Beach, FL	N	N	Actual/360	Springing
217	2	Brook Crossing Apartments	N	N	Actual/360
218	1	Olympia Applebees - Lithia Springs, GA	N	N	Actual/360	Springing
219	1	Cole Walgreens - Lawrence, KS	N	N	Actual/360	Springing
220	1	Kindercare - Rocky Hill, CT	N	N	Actual/360	Day 1
221	1	Kindercare - Santa Clarita, CA	N	N	Actual/360	Day 1
223	1	Cole Walgreens - Cahokia, IL	N	N	Actual/360	Springing
224	1	Cole Walgreens - Cleveland, OH	N	N	Actual/360	Springing
225	1	Cole Walgreens - Houston (Almeda Road), TX	N	N	Actual/360	Springing
226	1	Kindercare - Wayne, NJ	N	N	Actual/360	Day 1

Mortgage Loan Number	Loan Group Number	Property Name	Annual Deposit to Replacement Reserve	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

156	1	Olympia Walgreens - Decatur, GA
157	1	Olympia Walgreens - Seminole, FL
158	1	Walgreens - Richmond Heights, OH
160	1	Walgreens - Glen Burnie, MD
161	1	Olympia Walgreens - Ocoee, FL
162	1	Residence Inn #1 - Jackson, MS
163	1	Walgreens - Ashland, IL
164	1	Suwannee Plaza Shopping Center	3,817			(3)
167	1	Walgreens - Garfield Heights, OH
170	1	Walgreens - Hamilton, OH
171	1	Mings Shopping Center
175	1	Olympia Walgreens - Homosassa, FL
176	1	Walgreens - Reno, NV
178	1	Olympia Walgreens - Oldsmar, FL
179	1	Walgreens - Columbus, OH
180	2	Autumn Manor Apartments	38,950
182	1	Olympia Walgreens - Lake Wales, FL
184	1	Walgreens - Medway, MA
186	1	Walgreens - Clinton, CT
187	1	Walgreens - Willimantic, CT
188	1	Walgreens - Fairborn, OH
189	1	Walgreens - Goldsboro, NC
190	1	Broadway Corners	2,058	1,875		(3)
191	1	Shoppes at Trace Fork
193	1	Residence Inn #1 - Memphis, TN
195	1	Babcock Apartments
196	1	Walgreens - Ponca City, OK
197	1	Walgreens - Jacksonville, AR
198	1	Walgreens - Eatonville, FL
199	1	Olympia Medical/Office Pool
199.1		Medical Associates of Pinellas Building
199.2		Olympia Office Center
200	1	Walgreens - Newton, IA
202	1	Walgreens - Carlsbad, NM
203	1	Rite Aid - Midland, MI
204	1	Walgreens - Slidell, LA
205	1	Walgreens - Edgewood, NM
206	1	Lowe’s - Athens, OH
207	1	Walgreens - Covington, TN
209	1	The Courtyard at Westgate
210	1	Walgreens - Spring, TX
212	1	Cole Rite Aid - Memphis, TN
215	1	Cole Rite Aid - Warren, OH
216	1	Olympia Retail Plaza at Daytona Beach, FL
217	2	Brook Crossing Apartments	10,000
218	1	Olympia Applebees - Lithia Springs, GA
219	1	Cole Walgreens - Lawrence, KS
220	1	Kindercare - Rocky Hill, CT
221	1	Kindercare - Santa Clarita, CA
223	1	Cole Walgreens - Cahokia, IL
224	1	Cole Walgreens - Cleveland, OH
225	1	Cole Walgreens - Houston (Almeda Road), TX
226	1	Kindercare - Wayne, NJ

(1) Two Mortgage Loans are part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to these Mortgage Loans. Unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) Pursuant to the Choice Center Payment Schedule, monthly debt service payments increase to coincide with the applicable rent bumps.

(3) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term.  In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.